As filed with the Securities and Exchange Commission on May 24, 2005

Registration No. 333-124744

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2840	13-4996950
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CHURCH & DWIGHT COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Wyoming	2840
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street

Princeton, New Jersey

08543-5297

(609) 683-5900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Susan E. Goldy

Vice President, General Counsel and Corporate Secretary

Church & Dwight Co., Inc.

469 North Harrison Street

Princeton, New Jersey

08543-5297

(609) 683-5900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of all communications to:

Alan Singer

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania

19103-2921

(215) 963-5000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

PROSPECTUS

CHURCH & DWIGHT CO., INC.

CHURCH & DWIGHT COMPANY

OFFER TO EXCHANGE

6.00% SENIOR SUBORDINATED NOTES DUE 2012

REGISTERED UNDER THE SECURITIES ACT

FOR

A LIKE PRINCIPAL AMOUNT OF

6.00% SENIOR SUBORDINATED NOTES DUE 2012

($250,000,000 AGGREGATE PRINCIPAL AMOUNT)

We are offering to exchange up to $250,000,000 aggregate principal amount of our 6.00% Senior Subordinated Notes due 2012 that are registered under the Securities Act of 1933, herein called our “exchange notes,” for a like principal amount of our outstanding 6.00% Senior Subordinated Notes due 2012, herein called our “original notes,” which we issued previously without registration under the Securities Act. We are making this exchange offer on the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. The form and terms of the exchange notes and the original notes are identical in all material respects, except that the exchange notes will not be subject to transfer restrictions or entitled to registration rights, and the additional interest provisions applicable to the original notes will not apply to the exchange notes. The original notes are, and the exchange notes will be, issued by Church & Dwight Co., Inc., and guaranteed by Church & Dwight Company, a wholly-owned subsidiary of Church & Dwight Co., Inc..

Material Terms of the Exchange Offer

•	The exchange offer expires at 5:00 P.M., New York City time, on June 24, 2005, unless extended.

•	Completion of the exchange offer is subject to certain closing conditions that we may waive. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange.

•	All original notes validly tendered and not validly withdrawn will be exchanged.

•	Tenders of original notes may be withdrawn at any time prior to expiration of the exchange offer.

We will not receive any cash proceeds from the issuance of the exchange notes.

See “ Risk Factors” beginning on page 9 of this prospectus to read about important factors you should consider in connection with the exchange offer.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF OUR OFFER OF THE EXCHANGE NOTES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

The date of this prospectus is May       , 2005.

You should rely only upon the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which we file periodic reports, proxy and information statements and other information with the SEC. Copies of the reports, proxy and information statements and other information may be examined without charge at http://www.sec.gov. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549, or on the Internet at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from our website at http://www.churchdwight.com. However, the information on our website does not constitute a part of this prospectus. The reference to our website address and the SEC’s website address are intended to be inactive textual references only.

INCORPORATION BY REFERENCE

In this document, we “incorporate by reference” the information we file with the SEC, which means that we disclose important business, financial and other information to you in this prospectus by referring you to the documents containing this information. All information incorporated by reference is deemed to be a part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information we subsequently file with the SEC and incorporate in this prospectus. We incorporate by reference into this prospectus the documents listed below and any documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2005; and

•	Current Reports on Form 8-K, dated February 11, 2005 and May 10, 2005 (we made two filings on Form 8-K on May 10, 2005; only the filing containing information responsive to Item 1.01 of Form 8-K is incorporated by reference into this prospectus).

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to: Church & Dwight Co., Inc., 469 North Harrison Street, Princeton, New Jersey 08543-5297; Telephone: (609) 683-5900; Attention: General Counsel. To obtain timely delivery, please request this information no later than June 17, 2005.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “will,” “could,” “may,” “management believes,” “we believe,” “we intend” and similar words or phrases. These statements involve estimates, assumptions and uncertainties, and actual results may differ materially from those expressed in these statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and incorporated by reference in this prospectus. The key factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	uncertainty as to market growth and consumer demand (including the effect of political and economic events on consumer demand);

•	intense competition in our industry;

•	risks and uncertainty regarding raw material and energy prices;

•	our ability to retain major customers;

•	price levels for raw materials and energy costs;

•	the risks of currency fluctuations, changes in foreign laws and other risks associated with our international operations;

•	with regard to new product introductions, uncertainty relating to trade, competitive and consumer reactions; and

•	the outcome of contingencies, including litigation, pending regulatory proceedings, environmental remediation and the acquisition or divestiture of assets.

Because the factors referred to above, as well as those addressed under the heading “Risk Factors” beginning on page 9 of this prospectus and in documents incorporated by reference in this prospectus, could cause actual results to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights basic information about our company and the exchange offer and does not contain all of the information that may be important to you in making a decision to purchase the exchange notes. For a more comprehensive understanding of our company and the exchange offer, you should read this entire document, including “Risk factors” beginning on page 9 and the information incorporated by reference. When used in this prospectus, unless otherwise indicated, the terms “we,” “our,” and “us” refer to Church & Dwight Co., Inc. and its subsidiaries.

Church & Dwight Co., Inc.

Our company, founded in 1846, develops, manufactures and markets a broad range of household, personal care and specialty products under well-recognized brand names, including ARM & HAMMER and TROJAN. Our business is divided into three primary segments, Consumer Domestic, Consumer International and Specialty Products. Our Consumer Domestic segment includes household products for deodorizing and cleaning, such as ARM & HAMMER baking soda and cat litter and SCRUB-FREE and BRILLO cleaning products; and laundry products, such as XTRA and ARM & HAMMER laundry detergents. This segment also includes personal care products, such as TROJAN condoms, NAIR depilatories, FIRST RESPONSE and ANSWER home pregnancy and ovulation test kits, ARRID antiperspirant and ARM & HAMMER, MENTADENT, CLOSE-UP, PEPSODENT and AIM toothpastes. Our Consumer International segment sells a variety of personal care products, some of which use the same brands as our domestic product lines, in international markets, including France, the United Kingdom, Canada, Mexico, Australia and Spain. Our Specialty Products segment is the largest U.S. producer of sodium bicarbonate, which it sells together with other specialty inorganic chemicals for a variety of industrial, institutional, medical and food applications. This segment also sells a range of animal nutrition and specialty cleaning products.

In May 2004, we acquired the remaining 50% ownership interest in Armkel, LLC that we did not already own (referred to as the “Armkel acquisition”). Our portion in the personal care markets was bolstered by Armkel’s products, which included TROJAN condoms, NAIR depilatories and waxes and FIRST RESPONSE and ANSWER home pregnancy kits. Substantially all of our international consumer product operations are former Armkel operations. In October 2003, we acquired certain assets of Unilever’s oral care business in the United States and Canada, including the MENTADENT brand of toothpaste and toothbrushes, the AIM and PEPSODENT brands of toothpaste and exclusive licensing rights to the CLOSE-UP brand of toothpaste, in each case in the United States (including Puerto Rico) and Canada.

On December 22, 2004, we issued $250 million aggregate principal amount of our original notes in an offering only to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S. One of our subsidiaries, Church & Dwight Company, a Wyoming corporation, is a guarantor of the original notes. We used the net proceeds of the offering, together with other funds available to us, to finance a tender offer under which we purchased $218.6 million principal amount of 9 1/2% Senior Subordinated Notes due 2009 which were initially issued by Armkel, LLC and Armkel Finance, Inc. (referred to as the “Armkel Notes”) and which we assumed pursuant to the Armkel acquisition and subsequent merger of Armkel, LLC into us. Following the tender offer, $6.4 million principal amount of Armkel Notes remained outstanding.

Our principal offices are located at 469 North Harrison Street, Princeton, New Jersey 08543-5297. Our telephone number is (609) 683-5900 and our web site address is http://www.churchdwight.com. The reference to our web site address is intended to be an inactive textual reference only.

The Arm & Hammer logo is our registered trademark, and all trademarks referenced in this prospectus are owned by Church & Dwight, one of our wholly-owned subsidiaries or one of our joint ventures.

THE EXCHANGE OFFER

On December 15, 2004, we completed the private offering of $250 million aggregate principal amount of our original notes in a transaction exempt from the registration requirements of the Securities Act. Simultaneously with that transaction, we entered into a registration rights agreement with the initial purchasers of the original notes, in which we agreed to deliver this prospectus to you and to complete an exchange offer for the original notes. Below is a summary of the exchange offer.

Terms of the Offer

We are offering to exchange the exchange notes for a like principal amount of our outstanding original notes. Original notes may only be tendered in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. See “The Exchange Offer—Terms of the Exchange.”

Resale of Exchange Notes

Based upon the position of the staff of the SEC as described in previous no-action letters, we believe that the exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•	you are not our “affiliate” as defined under Rule 405 of the Securities Act.

We do not intend to apply for listing of the exchange notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, there can be no assurance that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or as to the liquidity of any market. Each participating broker-dealer that receives exchange notes for its own account in the exchange offer in exchange for original notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. See “Plan of Distribution.”

Consequences If You Do Not Exchange Your Original Notes

Original notes that are not tendered in the exchange offer or are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell such original notes:

•	except under an exemption from the requirements of the Securities Act; or

•	unless the original notes are registered under the Securities Act.

After the exchange offer is closed, we will no longer have an obligation to register the original notes, subject to a limited exception.

See “Risk Factors—If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid.”

Expiration Date	The exchange offer expires at 5:00 P.M., New York City time, on June 24, 2005, unless extended. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Exchange Date; Issuance of Exchange Notes

The date of acceptance for exchange of each series of original notes is the exchange date, which will be the first business day following the expiration date of the exchange offer. We will issue exchange notes in exchange for original notes tendered and accepted in the exchange offer promptly following the exchange date. See “The Exchange Offer—Terms of the Exchange”.

Certain Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may waive. See “The Exchange Offer—Conditions to the Exchange Offer”.

Special Procedures for Beneficial Holders

If you beneficially own original notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, you should contact such registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either arrange to have the original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See “The Exchange Offer—Procedures for Tendering.”

United States Federal Income Tax Consequences

We believe your exchange of original notes for exchange notes to be issued in the exchange offer will not result in any gain or loss to you for United States federal income tax consequences. See “Material United States Federal Income Tax Considerations.”

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles. See “The Exchange Offer—Accounting Treatment”.

Withdrawal Rights	You may withdraw your tender at any time before the exchange offer expires. See “The Exchange Offer—Withdrawal of Tenders.”

Use of Proceeds	We will not receive any proceeds from the exchange or the issuance of the exchange notes in connection with the exchange offer. See “Use of Proceeds.”

Exchange Agent

The Bank of New York is serving as the exchange agent in connection with the exchange offer. The address and telephone and facsimile numbers of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

THE EXCHANGE NOTES

The terms of the exchange notes and the original notes are identical in all material respects, except:

•	the exchange notes will have been registered under the Securities Act;

•	the exchange notes will not contain transfer restrictions and registration rights that relate to the original notes; and

•	the exchange notes will not contain provisions relating to the payment of additional interest to the holders of the original notes under the circumstances related to the timing of the exchange offer.

When we refer to “notes” in this prospectus, we are referring to both the original notes and the exchange notes. A brief description of the material terms of the exchange notes follows.

Issuer	Church & Dwight Co., Inc., a Delaware corporation.

Securities	Up to $250,000,000 aggregate principal amount of 6.00% Senior Subordinated Notes due 2012.

Maturity Date	December 15, 2012.

Interest Payment Dates	June 15 and December 15, commencing June 15, 2005.

Guarantees

The exchange notes will be guaranteed on an unsecured senior subordinated basis by substantially all of our existing and future domestic subsidiaries whose annual revenues (other than intercompany revenues) or total assets (other than intercompany receivables) are $100,000 or more. There is currently only one domestic subsidiary, Church & Dwight Company, a Wyoming Corporation, that is required to guarantee the exchange notes. The guarantees will be unsecured senior subordinated indebtedness of our subsidiary guarantors and will have the same ranking with respect to indebtedness of our subsidiary guarantors as the exchange notes will have with respect to our indebtedness.

Optional Redemption

The original notes are, and the exchange notes will be, redeemable at our option, in whole or in part, at any time on or after December 15, 2008, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption. The original notes are, and the exchange notes will be, redeemable at our option, in whole or in part, at any time prior to December 15, 2008, at a price equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of redemption plus a “make-whole” premium.

At any time prior to December 15, 2007, we may redeem up to 35% of the original principal amount of the notes (calculated after giving effect to any issuance of additional notes issued under the same indenture) with the proceeds of one or more equity offerings of our capital stock at a redemption price of 106% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of redemption.

Change of Control Offer

Upon the occurrence of a change of control (as defined in this prospectus), unless we have exercised our right to redeem all of the notes as described above, you will have the right to require us to repurchase all or a portion of your exchange notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of the repurchase. See “Description of Notes—Change of Control.”

In addition, certain asset dispositions will require us to apply the applicable net proceeds to reinvest in our business, repay debt under our senior credit facilities or make an offer to purchase the exchange notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes—Limitation on Sales of Assets and Subsidiary Stock.”

Ranking	The exchange notes:

•	will be our unsecured senior subordinated obligations;

•	will be subordinated in right of payment to all of our existing and future senior indebtedness;

•	will be effectively junior to our secured indebtedness to the extent of the value of the assets securing that debt;

•	will rank equally with our future senior subordinated indebtedness;

•	will be senior to all our future indebtedness that is expressly subordinated in right of payment to the exchange notes; and

•	will be effectively subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that does not guarantee the exchange notes.

Similarly, the guarantee of each guarantor of the exchange notes will:

•	be subordinated in right of payment to all of that guarantor’s existing and future senior indebtedness;

•	be effectively junior to all secured indebtedness of that guarantor to the extent of the value of the assets securing that debt;

•	rank equally in right of payment with any existing and future senior subordinated indebtedness of that guarantor;

•	be senior in right of payment to any future indebtedness of that guarantor that is expressly subordinated in right of payment to the guarantee of the exchange notes; and

•	be effectively subordinated to all of the existing and future liabilities (including trade payables) of each of that guarantor’s subsidiaries that does not guarantee the exchange notes.

As of April 1, 2005, we had $790.5 million of total consolidated indebtedness, including $323.4 million of senior indebtedness under our senior credit facilities (all of which is secured indebtedness), $100.0 million of indebtedness under our accounts receivable securitization facility and $110.6 million of other senior indebtedness. We also had a five year multi-currency revolving credit and letter of credit facility in an aggregate principal amount of up to $100.0 million, of which $91.6 million was undrawn.

Covenants

The original notes are, and the exchange notes will be, issued under an indenture with The Bank of New York, as trustee. This indenture, among other things, limits our ability and the ability of our restricted subsidiaries (as defined under the heading “Description of Notes”) to:

•	incur additional indebtedness;

•	create liens without securing the exchange notes;

•	pay dividends or make distributions in respect of capital stock or make certain other restricted payments or investments;

•	agree to payment restrictions affecting restricted subsidiaries;

•	sell assets, including capital stock of restricted subsidiaries;

•	enter into transactions with affiliates; and

•	merge, consolidate or sell substantially all of our assets.

These covenants are subject to important exceptions and qualifications described under the heading “Description of Notes.”

In the event that the exchange notes are assigned a rating of “BBB-” or higher by Standard & Poor’s Ratings Services and “Baa3” or higher by Moody’s Investors Service, Inc., in each case with stable (or better) outlook, and no default or event of default has occurred and is continuing under the indenture, substantially all of the covenants described above will be suspended and will not apply to us and our restricted subsidiaries. In the event that one or both of these rating agencies withdraws or downgrades the ratings assigned to the exchange notes and, as a result of that withdrawal or downgrade, the exchange notes are not rated at least at the levels described above by both rating agencies, we and our restricted subsidiaries will again be subject to these covenants.

Risk Factors

See the section entitled “Risk Factors” for a description of certain of the risks you should consider before participating in the exchange offer.

RISK FACTORS

You should carefully consider the information set forth below as well as other information contained in or incorporated by reference into this prospectus before participating in this exchange offer. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect our ability to pay interest or principal on the exchange notes and could materially and adversely affect the trading price of our securities.

Risks Related to the Exchange Offer

If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid.

Original notes that you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue exchange notes in exchange for the original notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering.” Such procedures and conditions include timely receipt by the exchange agent of such original notes and of a properly completed and duly executed letter of transmittal. Because we anticipate that most holders of original notes will elect to exchange their original notes, we expect that the liquidity of the market for the original notes remaining after the completion of the exchange offer will be substantially limited. Any original notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount at maturity of the original notes outstanding. Following the exchange offer, if you did not tender your original notes you generally will not have any further registration rights, and such original notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for original notes could be adversely affected.

You may have difficulty selling the exchange notes because there is no existing trading market for them.

The exchange notes are being offered to the holders of the original notes, which were issued on December 15, 2004 to a small number of institutional investors. We do not intend to apply for listing or quotation of the exchange notes on any exchange. Consequently, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. As a result, the market price of the exchange notes could be adversely affected.

Broker-dealers may need to comply with the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that (1) exchanges its original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes or (2) resells exchange notes that were received by it for its own account in the exchange offer may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You may not receive exchange notes in the exchange offer if the exchange offer procedure is not followed.

We will issue the exchange notes in exchange for your original notes only if you properly tender the original notes before expiration of the exchange offer. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If you are the beneficial holder of original notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person through whom your original notes are held and instruct that person to tender on your behalf.

Risks Related to the Exchange Notes

Our substantial indebtedness could adversely affect our financial condition and our ability to operate our business, and could prevent us from fulfilling our obligations under the exchange notes.

As of April 1, 2005, we had $790.5 million of total consolidated indebtedness, including $323.4 million of senior indebtedness under our senior credit facilities (all of which is secured indebtedness), $100.0 million of indebtedness under our accounts receivable securitization facility, $110.6 million of other senior indebtedness, $6.4 million of 9.5% senior subordinated notes initially issued by Armkel and assumed by us after the Armkel acquisition, and $250 million of the original notes. This level of indebtedness could have important consequences, including the following:

•	it could limit our ability to borrow money to fund our working capital, capital expenditures, acquisitions and debt service requirements and other financing needs;

•	our interest expense would increase if interest rates in general increase because a substantial portion of our indebtedness, including all of our indebtedness under our senior credit facilities, bears interest at floating rates;

•	it may limit our flexibility in planning for, or reacting to, changes in our business and future business opportunities;

•	it may make us more vulnerable to a downturn in our business, industry or the economy in general;

•	the debt service requirements of our other indebtedness could make it more difficult for us to make payments on the exchange notes; and

•	there would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing as needed.

Despite our substantial indebtedness, we may still incur significantly more debt, which could further exacerbate the risks described above.

Although covenants under our senior credit facilities do limit, and the indenture governing the notes limits, our ability and the ability of our present and future restricted subsidiaries to incur additional indebtedness, the terms of the senior credit facilities and the indenture permit us to incur significant additional indebtedness, including unused availability under our revolving credit facility included in our senior credit facilities. As of April 1, 2005, we had a five year multi-currency revolving credit and letter of credit facility in an aggregate principal amount of up to $100.0 million, of which $91.6 million was undrawn. Also under the terms of our senior credit facilities, we may seek additional term loan commitments and borrow an additional $250.0 million, subject to certain conditions. In addition, our senior credit facilities do not prevent us, nor will the indenture prevent us, from incurring obligations that do not constitute indebtedness as defined in those documents. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described above, including our possible inability to service our debt, would increase.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the exchange notes, and to fund planned capital expenditures will depend on our ability to generate cash from our future operations. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Our business may not generate sufficient cash flow from operations, or future borrowings under our senior credit facilities or from other sources may not be available to us in an amount sufficient to enable us to repay our indebtedness, including the exchange notes, or to fund our other liquidity needs, including capital expenditure requirements. A substantial portion of our indebtedness, including all of our indebtedness under our senior credit facilities, bears interest at floating rates, and therefore if interest rates increase, our debt service requirements will increase. We may need to refinance or restructure all or a portion of our indebtedness, including the exchange notes, on or before maturity. We may not be able to refinance any of our indebtedness, including our senior credit facilities and the exchange notes, on commercially reasonable terms, or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, strategic acquisitions, investments and collaborations, any of which could have a material adverse effect on our operations. Additionally, we may not be able to effect such actions, if necessary, on commercially reasonable terms, or at all.

Restrictive covenants in our senior credit facilities and the indenture governing the exchange notes may restrict our ability to operate our business and to pursue our business strategies.

Our senior credit facility and the indenture governing the notes limit our ability among other things, to:

•	incur additional indebtedness;

•	create liens without securing the exchange notes;

•	pay dividends or make distributions in respect of capital stock or make certain other restricted payments or investments;

•	agree to restrictions on payment of distributions from restricted subsidiaries;

•	sell assets, including capital stock of restricted subsidiaries;

•	enter into transactions with affiliates; and

•	merge, consolidate or sell substantially all of their assets.

In addition, our senior credit facilities include other and more restrictive covenants and restrict our ability to prepay our other indebtedness, including the exchange notes, while borrowings under our senior credit facilities remain outstanding. Our senior credit facilities also require us to maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control.

The restrictions contained in the indenture and our senior credit facilities could:

•	limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans; and

•	adversely affect our ability to finance our operations, strategic acquisitions, investments or alliances or other capital needs or to engage in other business activities that would be in our interest.

Our failure to comply with the covenants contained in our senior credit facilities, the indenture governing the notes or our other debt agreements, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our operating results and our financial condition.

Our senior credit facilities require us to maintain specified consolidated interest coverage and consolidated leverage ratios (as such terms are defined in the senior credit facilities). In addition, our senior credit facilities and the indenture governing the notes require us to comply with various operational and other covenants. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could cause all amounts outstanding with respect to the debt to be due and payable immediately, which in turn would result in cross defaults under our other debt instruments. Our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments, either upon maturity or if accelerated upon an event of default.

If, when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, our senior credit facilities, or if a default otherwise occurs, the lenders under our senior credit facilities could elect to terminate their commitments thereunder, cease making further loans, declare all borrowings outstanding, together with accrued interest and other fees, to be immediately due and payable, institute foreclosure proceedings against those assets that secure the borrowings under our senior credit facilities and prevent us from making payments on the exchange notes. Any such actions could force us into bankruptcy or liquidation, and we cannot provide any assurance that we could repay our obligations under the exchange notes in such an event.

Your right to receive payment on the exchange notes and the guarantees thereof is subordinated to our and the subsidiary guarantors’ senior debt, including our senior credit facilities.

The exchange notes and the related guarantees are contractually junior in right of payment to all of our and the subsidiary guarantors’ existing and future senior debt, including debt under our senior credit facilities. As a result, upon a bankruptcy, liquidation, receivership, administration or reorganization or similar proceeding relating to us or any of the subsidiary guarantors (or our or their property), the holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the exchange notes or the guarantees thereof. In these cases, we may not have sufficient funds to pay all of our creditors, and holders of notes may receive less, ratably, than holders of senior debt.

In addition, all payments on the exchange notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on designated senior debt, including borrowings under our senior credit facilities. Moreover, holders of secured debt often are able to interfere with payments on subordinated debt and senior subordinated debt, such as the exchange notes and the guarantees thereof, outside of the payment blockage provisions by limiting the debtor’s access to, and use of, its cash balances.

The exchange notes will be structurally subordinated in right of payment to the indebtedness and other liabilities of those of our existing and future direct and indirect subsidiaries that do not guarantee the exchange notes, and to the indebtedness and other liabilities of any subsidiary guarantor whose guarantee of the exchange notes is deemed to be unenforceable.

The claims of creditors of any subsidiary that does not guarantee the exchange notes or of any subsidiary guarantor whose guarantee of the exchange notes is unenforceable will be required to be paid before the holders of the exchange notes have a claim (if any) against those subsidiaries and their assets. Therefore, if there were a dissolution, bankruptcy, liquidation or reorganization of any such subsidiary, the holders of the exchange notes would not receive any amounts from the assets of such subsidiary until after the payment in full of the claims of creditors of such subsidiary.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from subsidiary guarantors.

The issuance of the guarantees of the exchange notes by the subsidiary guarantors may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a subsidiary guarantor. Under the U.S. bankruptcy law and comparable provisions of state fraudulent transfer and conveyance laws, any guarantees of the exchange notes could be voided, or claims in respect of a guarantee could be subordinated to all other existing and future debts of that guarantor if, among other things, and depending upon the jurisdiction whose laws are applied, the subsidiary guarantor, at the time it incurs the indebtedness evidenced by its guarantee or, in some jurisdictions, when payments came due under such guarantee:

•	issued the guarantee with the intent of hindering, delaying or defrauding any present or future creditor; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and (1) was insolvent or rendered insolvent by reason of such incurrence, (2) was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constitute unreasonably small capital, or (3) intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay such debts as they mature.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited substantially, directly or indirectly, from the issuance of the exchange notes.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each guarantee will contain a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may reduce the subsidiary guarantor’s obligation to an amount that effectively makes the guarantee worthless.

We cannot be certain as to the standard that a court would use to determine whether or not a subsidiary guarantor was solvent upon issuance of the guarantee or, regardless of the actual standard applied by the court, that the issuance of the guarantee of the exchange notes would not be voided or subordinated to our or any subsidiary guarantor’s other debt.

If a guarantee were legally challenged, such guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the subsidiary guarantor were incurred for less than fair consideration. A court could thus void the obligations under a guarantee, subordinate it to a subsidiary guarantor’s other debt or take other action detrimental to the holders of the exchange notes.

If a court voided a guarantee, you would no longer have a claim against such subsidiary guarantor for amounts owed in respect of such guarantee. In addition, a court might direct you to repay any amounts already received from such subsidiary guarantor. If a court were to void any guarantee, funds may not be available from any other source to pay our obligations under the exchange notes.

We may not be able to purchase the exchange notes upon a change of control, which would result in a default under the indenture governing the notes and would adversely affect our business and financial condition.

Upon the incurrence of specific kinds of change of control events, we must offer to purchase the notes at 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date. We may not have sufficient funds available to make any required repurchases of the notes, and restrictions under our senior credit facilities may not allow that repurchase. If we fail to repurchase notes in that circumstance, we will be in default under the indenture governing the exchange notes and, in turn, under our senior credit facilities. In addition, certain change of control events constitute events of default under our senior credit facilities. A default under our senior credit facilities would result in an event of default under the indenture if the administrative agent or the lenders accelerate our debt under our senior credit facilities. Upon the occurrence of a change of control we could seek to refinance the indebtedness under our senior credit facilities and the notes or obtain a waiver from the lenders or you as a holder of the exchange notes. We cannot assure you, however, that we would be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all. Any future debt that we incur may also contain restrictions on repayment of the exchange notes upon a change of control. In addition, the change of control covenant in the indenture does not cover all corporate reorganizations, mergers or similar transactions and may not provide you with protection in a highly leveraged transaction. See “Description of Notes—Change of Control.”

There may be no public market for the exchange notes.

An active market for the exchange notes, may not develop or, if developed, continue. Historically, the market for non-investment grade debt has been subject to substantial volatility, which could adversely affect the prices at which you may sell your exchange notes. Subsequent to their initial issuance, the exchange notes may trade at prices lower than their principal amount or purchase price, depending on prevailing interest rates, the market for similar notes, our operating performance and other factors.

Risks Related to Our Business

We face intense competition in a mature industry that may require us to increase expenditures and accept lower profit margins to preserve or maintain our market share. Unless the markets in which we compete grow substantially, a loss of market share will result in reduced sales levels and declining operating results.

For the year ended December 31, 2004, approximately 83% of our sales were generated in U.S. markets. U.S. markets for consumer products are considered mature and commonly characterized by high household penetration, particularly with respect to our most significant product categories, such as laundry detergents and deodorizers and household cleaning products. Our unit sales growth in domestic markets will depend on increased use of our products by consumers, product innovation and our ability to capture market share from competitors. We may not succeed in implementing our strategies to increase domestic revenues.

The consumer products industry, particularly the laundry detergent, personal care and air deodorizer categories, is intensely competitive. To protect our existing market share or to capture increased market share, we may need to increase expenditures for promotions and advertising and introduce and establish new products. Increased expenditures may not prove successful in maintaining or enhancing our market share and could result in lower sales and profits. Many of our competitors, including The Procter & Gamble Company, The Unilever Group, The Clorox Company, The Gillette Company, Colgate-Palmolive Company and S.C. Johnson & Son, Inc., are substantially larger companies that have greater financial resources than we have. They have the capacity to outspend us should they attempt to gain market share. In addition, if we lose market share and the markets in which we compete do not grow, our sales levels and operating results will decline.

Providing price concessions or trade terms that are acceptable to our trade customers, or the failure to do so, could adversely affect our sales and profitability.

Consumer products, particularly those that are value-priced like many of our products, are subject to significant price competition and in recent years have been characterized by price deflation. From time to time, we may need to reduce the prices for some of our products to respond to competitive and customer pressures and to maintain market share. Any reduction in prices to respond to these pressures would harm profit margins. In addition, if our sales volumes fail to grow sufficiently to offset any reduction in margins, our results of operations will suffer.

Because of the competitive environment facing retailers, many of our trade customers, particularly our high-volume retail store customers, have increasingly sought to obtain pricing concessions or better trade terms. To the extent we provide concessions or better trade terms, our margins are reduced. Further, if we are unable to maintain terms that are acceptable to our trade customers, these trade customers could reduce purchases of our products and increase purchases of products from our competitors, which would harm our sales and profitability.

Reductions in inventory by our trade customers, including as a result of consolidations in the retail industry, could adversely affect our sales in periods during which the reduction results in reduced orders for our products.

From time to time our retail customers have reduced inventory levels in managing their working capital requirements. Any reduction in inventory levels by our retail customers would harm our operating results for the financial periods affected by the reductions. In particular, continued consolidation within the retail industry could potentially reduce inventory levels maintained by our retail customers, which could adversely affect our results of operations for the financial periods affected by the reductions.

A continued shift in the retail market from food and drug stores to club stores and mass merchandisers could cause our sales to decline.

Our performance also depends upon the health of the economy in general and of the retail environment in particular and could be significantly harmed by changes affecting retailing and by the financial difficulties of retailers. Industry-wide consumer products such as those marketed by us are increasingly being sold in club stores and mass merchandisers, while sales of consumer products by food and drug stores are comprising a smaller proportion of the total volume of consumer products sold. Sales of our products are stronger in the food and drug channels of trade and not as strong with club stores and mass merchandisers. Although we have taken steps to improve our sales in club stores and mass merchandisers, if we are not successful in improving sales to these channels, and the current trend continues, our financial condition and operating results could suffer.

Loss of any of our principal customers could significantly decrease our sales and profitability.

Wal-Mart, including its affiliate Sam’s Club, is our largest customer, accounting for approximately 18% of net sales in 2004, 17% of net sales in 2003 and 16% of net sales in 2002. Our top three customers accounted for approximately 26% of consolidated net sales in 2004, 26% of net sales in 2003 and 23% of net sales in 2002. The loss of or a substantial decrease in the volume of purchases by Wal-Mart or any of our other top customers would harm our sales and profitability.

We may make acquisitions that could result in dilution to our current stockholders or increase our indebtedness, or both. In addition, acquisitions that are not properly integrated or are otherwise unsuccessful could strain or divert our resources.

We have made several acquisitions in the past few years, including the acquisition of USA Detergents, Inc., BioVance Technologies, Inc., Unilever’s oral care brands in the United States and Canada and the former consumer products businesses of Carter-Wallace, Inc., which we completed through the Armkel acquisition, and may make additional acquisitions or substantial investments in complementary businesses or products in the future. Any future acquisitions or investments would entail various risks, including the difficulty of assimilating the operations and personnel of the acquired businesses or products, the potential loss of customers of the acquired businesses or products, the potential loss of employees who may be vital to these new operations, the potential disruption of our ongoing business and, generally, our potential inability to obtain the desired financial and strategic benefits from the acquisition or investment. These factors could harm our financial condition and operating results. Any future acquisitions or investments could result in substantial cash expenditures, the issuance of new equity and the incurrence of additional debt and contingent liabilities. In addition, any potential acquisitions or investments, whether or not they are ultimately completed, could divert the attention of management and other resources from other matters that are critical to our operations.

Our condom product line could suffer if the spermicide N-9 is proved or perceived to be harmful.

Our distribution of condoms under the TROJAN and other trademarks is regulated by the U.S. Food and Drug Administration or “FDA”. Certain of our condoms and similar condoms sold by our competitors contain the spermicide nonoxynol-9 (N-9). The World Health Organization and other interested groups have issued reports suggesting that N-9 should not be used rectally or for multiple daily acts of vaginal intercourse, given the ingredient’s potential to cause irritation to human membranes. We expect the FDA to issue non-binding draft guidance concerning the labeling of condoms with N-9, although the timing of such draft guidance is uncertain. We believe that condoms with N-9 provide an acceptable added means of contraceptive protection, and we are cooperating with the FDA concerning the appropriate labeling revisions, if any. However, we cannot predict the outcome of the FDA review. While labeling guidance from the FDA is pending, we have implemented interim labeling revisions that caution against the use of N-9 lubricated condoms for rectal use and multiple daily acts of vaginal intercourse.

If the FDA or state governments take action that prohibit or restrict the use of N-9 in condoms (such as new labeling requirements), we could incur further costs from obsolete products, packaging or raw materials, and sales of condoms could decline, which, in turn, would decrease our operating income.

Price increases in raw materials or energy costs could erode our profit margins, which could harm our operating results.

Increases in the prices of raw materials such as surfactants, which are cleaning agents, paper products and bottles, or increases in energy costs, could significantly affect our profit margins. We use surfactants and bottles in the manufacture and marketing of laundry and household cleaning products such as ARM & HAMMER and XTRA laundry detergents and SCRUB FREE and CLEAN SHOWER bathroom cleaners. We use paper products for packaging in many of our consumer and specialty chemical products. If price increases were to occur, we may not be able to increase the prices of our products to offset these increases. This could harm our financial condition and operating results.

We are subject to various government regulations in the countries in which we operate that could adversely affect our business.

The manufacturing, processing, formulation, packaging, labeling and advertising of our products are subject to regulation by federal agencies, including the FDA, the Federal Trade Commission, or FTC, and the Consumer Product Safety Commission. In addition, our operations are subject to the oversight of the Environmental Protection Agency, the Occupational Safety and Health Administration and the National Labor Relations Board. Our activities are also regulated by various agencies of the states, localities and foreign countries in which we sell our products.

In particular, the FDA regulates the safety, manufacturing, labeling and distribution of condoms, home pregnancy and ovulation test kits, and over-the-counter pharmaceuticals. The FDA also exercises a somewhat less rigorous oversight over cosmetic products such as depilatories. In addition, pursuant to a memorandum of understanding between the FDA and the FTC, the FTC has jurisdiction with regard to the promotion and advertising of these products, and the FTC regulates the promotion and advertising of our other products as well. As part of its regulatory authority, the FDA may periodically conduct inspections of the physical facilities, machinery, processes and procedures that we use to manufacture regulated products and may observe compliance issues that would require us to make certain changes in our manufacturing facilities and processes. It may be necessary to make additional expenditures to comply with these regulatory observations or possibly stop selling certain products until a condition has been remediated. As a result, our business could be adversely affected.

Our international operations, including the production of over-the-counter drug products, are subject to regulation in each of the foreign jurisdictions in which we manufacture or market goods. Changes in product standards or manufacturing requirements in any of these jurisdictions could require us to make certain modifications to our operations or product formulations, or to cease manufacturing certain products completely. As a result, our business could be adversely affected.

We are subject to risks related to our international operations that could adversely affect our results of operations.

In May 2004, we acquired the remaining 50% ownership interest in Armkel that we did not already own, increasing the scope of our foreign operations. These operations subject us to risks customarily associated with foreign operations, including:

•	currency fluctuations;

•	import and export license requirements;

•	trade restrictions;

•	changes in tariffs and taxes;

•	restrictions or repatriating foreign profits back to the United States; and

•	difficulties in staffing and managing international operations.

In all foreign jurisdictions in which we operate, we are subject to laws and regulations that govern foreign investment, foreign trade and currency exchange transactions. These laws and regulations may limit our ability to repatriate cash as dividends or otherwise to the United States and may limit our ability to convert foreign currency cash flow into U.S. dollars. Outside the United States, our sales and costs are denominated in a variety of currencies, including the euro, British pound, Brazilian real, Canadian dollar, Mexican peso and Australian dollar. A weakening of the currencies in which we generate sales relative to the currencies in which our costs are denominated may decrease our operating profits and cash flow.

We have recently developed and commenced sales of a number of new products, which, if they do not gain widespread customer acceptance or if they cause sales of our existing products to decline, could harm our financial performance.

We have recently introduced a number of new consumer products, such as ARM & HAMMER ENAMEL CARE toothpaste and ARM & HAMMER MULTI-CAT cat litter. The development and introduction of new products involves substantial research, development and marketing expenditures, which we may be unable to recoup if the new products do not gain widespread market acceptance. In addition, if the new products merely cause sales of our existing products to decline, our financial performance could be harmed.

We may discontinue products or product lines, which could result in returns, asset write-offs and shutdown costs. We may engage in product recalls, which would reduce cash flow and earnings.

In the past, we have discontinued certain products and product lines, which resulted in returns from customers, asset write-offs, and shutdown costs. We may suffer similar adverse consequences in the future to the extent we discontinue products that do not meet expectations or no longer satisfy consumer demand. Product returns, write-offs or shutdown costs would reduce our cash flow and earnings. Product efficacy or safety concerns could result in product recalls or declining sales, which would reduce cash flow and earnings.

Environmental matters create potential liability risks.

We must comply with various environmental laws and regulations in the jurisdictions in which we operate, including those relating to the handling and disposal of solid and hazardous wastes and the remediation of contamination associated with the use and disposal of hazardous substances. A release of such chemicals due to accident or an intentional act could result in substantial liability for us to governmental authorities or to third parties. We have incurred, and will continue to incur, capital and operating expenditures and other costs in complying with environmental laws and regulations. It is possible that we could become subject to additional environmental liabilities in the future that could result in a material adverse effect on our results of operations or financial condition.

Failure to maximize or successfully assert our intellectual property rights could materially impact our competitiveness.

We rely on trademark, trade secret, patent and copyright laws to protect our intellectual property rights. We cannot be sure that these intellectual property rights will be maximized or that they can be successfully asserted. There is a risk that we will not be able to obtain and perfect our own intellectual property rights, or, where appropriate, license intellectual property rights necessary to support new product introductions. We cannot be sure that these rights, if obtained, will not be invalidated, circumvented or challenged in the future. In addition, even if such rights are obtained in the United States, the laws of some of the other countries in which our products are or may be sold do not protect our intellectual property rights to the same extent as the laws of the United States. Our failure to perfect or successfully assert our intellectual property rights could make us less competitive and could have a material adverse effect on our business, operating results and financial condition.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the years ended December 31, 2000 through 2004 and for the three months ended April 1, 2005 is as follows:

	Years ended December 31,					Three months ended April 1, 2005
	2000	2001	2002	2003	2004
Ratio of earnings to fixed charges(1)	9.7	6.9	4.0	4.9	3.6	6.0

(1)	For the purpose of these computations, earnings have been calculated by adding fixed charges less capitalized interest, income in earnings of affiliates, and minority interest of subsidiaries that have not incurred fixed charges to income before taxes and minority interest, plus amortization of capitalized interest and cash distributions from equity investments. Fixed charges consist of interest cost, whether expensed or capitalized, amortization of deferred financing costs and the estimated interest portion of rental expense charged to income.

USE OF PROCEEDS

We will not receive cash proceeds from the issuance of the exchange notes offered hereby. In consideration for issuing the exchange notes in exchange for original notes as described in this prospectus, we will receive original notes of like principal amount. The original notes surrendered in exchange for the exchange notes will be retired and canceled.

DESCRIPTION OF OTHER INDEBTEDNESS

As of April 1, 2005, we had outstanding total consolidated indebtedness of $790.5 million (including the $250 million original notes) and cash of $101.9 million (of which $52.5 million resides in subsidiaries that did not guarantee the Armkel notes or original notes and will not guarantee the exchange notes) for a net debt position of $688.6 million. Our primary indebtedness instruments, other than the original notes, are described below.

Senior Credit Agreement

On May 28, 2004, in conjunction with the Armkel acquisition, we entered into an amended and restated credit agreement (the “Credit Agreement”) with several banks and other financial institutions, The Bank of Nova Scotia, Fleet National Bank and National City Bank, each as a documentation agent, Citicorp North America, Inc., as syndication agent, and J.P. Morgan Chase Bank, as administrative agent. The Credit Agreement provides for (i) a five year term loan in a principal amount of $100.0 million (the “Term A Loan”), (ii) a seven year term loan in the principal amount of $440.0 million, which term loan may be increased by up to an additional $250.0 million upon the satisfaction of certain conditions (the “Term B Loan,” and together with the Term A Loan, the “Term Loans”), and (iii) a five year multi-currency revolving credit and letter of credit facility in an aggregate principal amount of up to $100.0 million (the “Revolving Loans”), of which $91.6 million was undrawn at April 1, 2005. The Term Loans were used to finance the acquisition of the remaining 50% interest in Armkel that we did not previously own, pay amounts outstanding under Armkel’s principal credit facility of approximately $136.0 million and refinance our principal credit facility of approximately $194.0 million. The Revolving Loans are available for general corporate purposes. Our obligations under the Credit Agreement are secured by substantially all of our assets and the assets of certain of our domestic subsidiaries. Those domestic subsidiaries have also guaranteed the loan obligations under the Credit Agreement. The Term Loans and the Revolving Loans bear interest under one of two rate options, selected by us, equal to (a) either (i) a eurocurrency rate (adjusted for any reserve requirements) (“Eurocurrency Rate”) or (ii) the greater of the prime rate, the secondary market rate for three-month certificates of deposit (adjusted for any reserve requirements) plus the applicable FDIC assessment rate plus 1.0%, or the federal funds effective rate plus 0.5% (“Alternate Base Rate”), plus (b) an applicable margin. The applicable margin is determined by our current leverage ratio, as defined below. As of April 1, 2005, the applicable margin was (a) 1.75% for the Eurocurrency Rate and (b) 0.75% for the Alternate Base Rate.

The Credit Agreement provides for quarterly amortization payments of the Term A Loans over five years, with quarterly payments increasing from $1.25 million to $8.75 million over time. The Credit Agreement provides for quarterly amortization of the Term B Loans over seven years, with quarterly payments of $1.1 million through the quarter ended June 30, 2010 and four quarterly payments of $103.4 million thereafter, except that the final amortization payment is due on May 30, 2011.

In addition, the Credit Agreement requires us to prepay outstanding Term Loans and, in the case of the second bullet point below, to reduce outstanding revolving commitments, subject to certain exceptions, with:

•	100% of the net proceeds of certain debt issuances;

•	100% of the net proceeds of certain asset sales or casualty events; and

•	50.0% of annual excess cash flow (as defined in the Credit Agreement) if our leverage ratio (total debt to Adjusted EBITDA (as defined in the Credit Agreement)) exceeds 2.50 to 1.00.

The Credit Agreement also permits us voluntarily to prepay Term Loans and Revolving Loans, without penalty, subject to certain conditions and exceptions.

The Credit Agreement contains a number of financial, affirmative and negative covenants. Under the Credit Agreement, we must maintain a leverage ratio, measured as of the last day of each period of four consecutive fiscal quarters, of 4.25 to 1.00 through the four quarters ended March 31, 2006 and declining over time thereafter to 3.00 to 1.00. The Company must also maintain an interest coverage ratio (Adjusted EBITDA (as defined in the Credit Agreement) to consolidated cash interest expense) of 3.00 to 1.00, measured for each period of four consecutive fiscal quarters. The negative covenants in the Credit Agreement limit (subject to significant exceptions) our ability and our subsidiaries’ ability to, among other things:

•	incur indebtedness;

•	incur liens;

•	engage in mergers and consolidations;

•	sell property;

•	pay dividends or make redemptions or repurchases of capital stock;

•	make capital expenditures;

•	make loans and other investments;

•	enter into restrictions on the ability of a subsidiary to pay dividends, make loans to or transfer assets to us or other subsidiaries; and

•	amend or make optional prepayments of certain debt.

The Credit Agreement also contains customary events of default, including (1) in the event of certain change of control events and (2) in the event of a payment default or another default that would permit acceleration of indebtedness in each case with respect to indebtedness in an aggregate principal amount exceeding $10 million.

Receivables Facility

During the first quarter of 2003, we entered into a receivables purchase agreement with an issuer of receivables-backed commercial paper in order to refinance $60 million of our primary credit facility. The transaction resulted in a reclassification of long-term debt to short-term debt in our consolidated balance sheet. Under this arrangement, we sold, and will sell from time to time, throughout the three-year term of the agreement, our trade accounts receivable to a wholly-owned, consolidated, special purpose finance subsidiary, Harrison Street Funding LLC, a Delaware limited liability company (“Harrison”). Harrison in turn sold, and will sell on an ongoing basis, to the commercial paper issuer an undivided interest in the pool of accounts receivable. The receivables assets and the short-term borrowings of Harrison are included in our consolidated financial statements. The transactions were entered into to reduce certain expenses associated with the credit facility in addition to lowering our financing costs by accessing the commercial paper market. During July 2004, as a result of our acquisition of the remaining interest in Armkel that we did not previously own, we amended our accounts receivable securitization agreement to increase the capacity that can be borrowed from $60.0 million to $100.0 million. The balance outstanding under the agreement at April 1, 2005 was $100.0 million. The proceeds of the increased borrowing were used to make a voluntary Term A Loan payment on August 4, 2004.

Convertible Debentures

In August 2003, we issued $100.0 million principal amount of 5.25% convertible senior debentures due August 15, 2033 through a private placement to qualified institutional buyers. The debentures rank equal in right of payment with all of our existing and future unsecured senior indebtedness. The debentures are effectively subordinated in right of payment to all of our existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness and to all of the existing and future indebtedness and other liabilities of our subsidiaries. We have the right to redeem all or part of the debentures on or after August 15, 2008. Interest is paid semi-annually on August 15th and February 15th of each year.

On each of August 15, 2010, August 15, 2013, August 15, 2018, August 15, 2023 and August 15, 2028, or in the event of a change in control, holders of the debentures may require us to repurchase all or any portion of the debentures at a purchase price equal to 100% of the principal amount of the debentures, plus accrued and unpaid interest to the date of repurchase. We must pay cash for any debentures repurchased on August 15, 2010. However, we may choose to pay cash, shares of our common stock, or a combination of cash or shares of our common stock for any debentures repurchased on August 15, 2013, August 15, 2018, August 15, 2023 or August 15, 2028 or following a change in control.

Holders may convert their debentures into shares of our common stock prior to maturity at a conversion rate of 32.26 shares of common stock per each $1,000 principal amount of debentures, which is equivalent to a conversion price of approximately $31.00 per share, subject to adjustment in certain circumstances. A holder may convert the debentures into our common stock under the following circumstances: during any conversion period prior to August 15, 2032, if the sale price of our common stock is more than 120% of the conversion price for at least 20 trading days in the 30 consecutive trading day period ending on the first day of that conversion period (the “20% conversion price premium”); the trading price of a debenture falls below a specified threshold; specified credit rating events with respect to the debentures occur; we call the debentures for redemption; or specified corporate transactions occur. A conversion period is the period from and including the eleventh trading day in a fiscal quarter up to but not including the eleventh trading day of the following fiscal quarter.

The indenture governing the convertible debentures also contains customary events of default, including in the event of default in payment when due or upon acceleration of indebtedness in an aggregate principal amount in excess of $15.0 million that is not discharged, cured or waived or rescinded within 30 days after notice of such default.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the sale of the original notes, we entered into a registration rights agreement relating to the original notes with the initial purchasers, under which we agreed to file and to use our reasonable best efforts to have declared effective by the SEC a registration statement with respect to, and to consummate, the exchange offer.

We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of exchange notes who exchanges original notes for exchange notes in the exchange offer generally may offer the exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acquires the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

Any holder of the original notes using the exchange offer to participate in a distribution of exchange notes cannot rely on the no-action letters referred to above. A broker-dealer that acquired original notes directly from us, but not as a result of market-making activities or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that for a period of not less than 180 days after the expiration date for the exchange offer, we will make this prospectus available to broker-dealers for use in connection with any such resale, if requested by the initial purchasers or by a broker-dealer that receives exchange notes for its own account in the exchange offer in exchange for original notes, as a result of market-making activities or other trading activities. See “Plan of Distribution.”

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of exchange notes.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance of tenders would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange

Upon the terms and subject to the conditions of the exchange offer, we will accept any and all original notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date for the exchange offer. The date of acceptance for exchange of the original notes, and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date (unless extended as described in this prospectus). We will issue, on or promptly after the exchange date, an aggregate principal amount of up to

$250,000,000 of the exchange notes for a like principal amount of the outstanding original notes tendered and accepted in connection with the exchange offer. The exchange notes issued in connection with the exchange offer will be delivered on the earliest practicable date following the exchange date. Holders may tender some or all of their original notes in connection with the exchange offer, but only in a minimum principal amount of $2,000 and in $1,000 increments of principal amount in excess of $2,000.

The terms of the exchange notes will be identical in all material respects to the terms of the respective original notes, except that the exchange notes will have been registered under the Securities Act and are issued free from any covenant regarding registration, including the payment of additional interest upon a failure to complete the exchange offer by certain dates. The exchange notes will evidence the same debt as the original notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the original notes being exchanged. As of the date of this prospectus, $250 million in aggregate principal amount of the original notes are outstanding.

In connection with the issuance of the original notes, we have arranged for the original notes to be issued in the form of global notes through the facilities of The Depository Trust Company (“DTC”), acting as depositary. The exchange notes will also be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

Holders of original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. original notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued, including accrual of interest, but, subject to a limited exception, will not be entitled to any registration rights under the applicable registration rights agreement. See “—Consequences of Failures to Properly Tender original notes in the Exchange Offer”.

We shall be considered to have accepted validly tendered original notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the original notes, without expense, to the tendering holder as promptly as possible after the expiration date.

Holders who tender original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of original notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The expiration date for the exchange offer is 5:00 p.m., New York City time, on June 24, 2005, unless extended by us in our sole discretion (but in no event to a date later than July 20, 2005), in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.

We reserve the right, in our sole discretion:

•	to delay accepting any original notes, to extend the offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral or written notice of the delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer for a period of five to ten business days.

If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

If we delay accepting any original notes or terminate the exchange offer, we promptly will pay the consideration offered, or return any original notes deposited, pursuant to the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

Interest on the Exchange Notes

Interest on the exchange notes will accrue at a per annum rate of 6.00% from the most recent date to which interest on the original notes has been paid or, if no interest has been paid, from December 22, 2004.

Interest on the notes will be paid semiannually to holders of record at the close of business on June 1 and December 1 immediately preceding the interest payment date on June 15 and December 15 of each year, commencing on June 15, 2005.

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any original notes and may terminate the exchange offer before the acceptance of the original notes, if prior to the expiration date:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer; or

•	the exchange offer violates any applicable law or interpretation of the staff of the SEC.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

If we determine in our reasonable discretion that any of the conditions are not satisfied, we may:

•	refuse to accept any original notes and return all tendered original notes to the tendering holders;

•	extend the exchange offer and retain all original notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these original notes (see “Withdrawal of Tenders” below); or

•	waive unsatisfied conditions relating to the exchange offer and accept all properly tendered original notes which have not been withdrawn.

Procedures for Tendering

We understand that the exchange agent has confirmed with DTC that any financial institution that is a participant in DTC’s system may use its Automated Tender Offer Program (“ATOP”) to tender outstanding notes. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that DTC establish an account relating to the outstanding notes for the purpose of facilitating the exchange offer, and any participant may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent’s account in accordance with ATOP procedures for transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP procedures, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, stating that DTC has received an express acknowledgment from a participant tendering outstanding notes that are the subject of the book-entry confirmation and that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against the participant. An agent’s message must, in any case, be transmitted to and received or confirmed by the exchange agent, at its address set forth under the caption “Exchange Agent” below, prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

Unless the tender is being made in book-entry form, to tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of it;

•	have the signatures guaranteed if required by the letter of transmittal; and

•	mail or otherwise deliver the letter of transmittal or the facsimile, the original notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

The tender by a holder of original notes will constitute an agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal of original notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner’s own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering such beneficial owner’s original notes, either make appropriate arrangements to register ownership of the original notes in such beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signatures on letters of transmittal or notices of withdrawal must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the original notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

In the event that a signature on a letter or transmittal or a notice of withdrawal is required to be guaranteed, such guarantee must be by:

•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	another eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any original notes, the original notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

If the letter of transmittal or any original notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered original notes in our sole discretion. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular original notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of original notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of original notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the right, as set forth above under the caption “Conditions to the Exchange Offer,” to terminate the exchange offer.

By tendering, each holder represents to us, among other things, that:

•	the exchange notes acquired in connection with the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes, whether or not such person is the holder;

•	neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such exchange notes; and

•	neither the holder nor any such other person is our “affiliate” (as defined in Rule 405 under the Securities Act).

If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes, it will acknowledge that it acquired such original notes as the result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Guaranteed Delivery Procedures

A holder who wishes to tender its original notes and:

•	whose original notes are not immediately available;

•	who cannot deliver the holder’s original notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date; or

•	who cannot complete the procedures for book-entry transfer before the expiration date;

may effect a tender if

•	the tender is made through an eligible guarantor institution;

•	before the expiration date, the exchange agent receives from the eligible guarantor institution:

(i) a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery,

(ii) the name and address of the holder, and

(iii) the certificate number(s) of the original notes (if the original notes will be physically tendered) and the principal amount of original notes tendered, stating that the tender is being made and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal and the certificate(s) representing the original notes (or a confirmation of book-entry transfer), and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives, within three New York Stock Exchange trading days after the expiration date, a properly completed and executed letter of transmittal or facsimile, as well as the certificate(s) representing all tendered original notes in proper form for transfer or a confirmation of book-entry transfer, and all other documents required by the letter of transmittal.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of original notes in connection with the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the original notes to be withdrawn;

•	identify the original notes to be withdrawn (including the certificate number(s), if the original notes were physically delivered, and principal amount of such original notes);

•	be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such original notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such original notes into the name of the person withdrawing the tender; and

•	specify the name in which any such original notes are to be registered, if different from that of the depositor.

If original notes have been tendered under the book entry delivery procedure described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of DTC’s Book Entry Transfer Facility.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal. Any original notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued unless the original notes withdrawn are validly re-tendered. Any original notes that have been tendered but are not accepted for exchange or are withdrawn will be returned to the holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following one of the procedures described above under the caption “Procedures for Tendering” at any time prior to the expiration date.

Exchange Agent

The Bank of New York has been appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent at its offices.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and certain accounting and legal fees.

Holders who tender their original notes for exchange will not be obligated to pay transfer taxes. However, if:

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes tendered; or

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer;

then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

Consequences of Failures to Properly Tender Original Notes in the Exchange Offer

Holders of the original notes desiring to tender their original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of original notes for exchange. Original notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, following completion of the exchange offer, we generally will not be required to register the remaining original notes. Remaining original notes will continue to be subject to the following restrictions on transfer:

•	the remaining original notes may be resold only (i) if registered under the Securities Act, or (ii) if an exemption from registration is available; and

•	the remaining original notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining original notes under the Securities Act. To the extent that original notes are tendered and accepted in connection with the exchange offer, any trading market for remaining original notes could be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offer—If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid”.

DESCRIPTION OF NOTES

Definitions of certain terms used in this “Description of Notes” may be found under the heading “Certain Definitions.” When we refer to “notes,” we are referring collectively to the original notes and the exchange notes. For purposes of this section, the term “Company” and “we” refers only to Church & Dwight Co., Inc. and not to any of its subsidiaries. Certain of our subsidiaries will guarantee the exchange notes, and our subsidiaries will be subject to many of the provisions contained in this “Description of Notes.” Each subsidiary which guarantees the exchange notes is referred to in this section as a “Subsidiary Guarantor.” Each such guarantee is termed a “Subsidiary Guarantee.”

The Company issued the original notes and will issue the exchange notes under an Indenture (the “Indenture”), among the Company, the Subsidiary Guarantors and The Bank of New York, as Trustee (the “Trustee”), a copy of which is available upon request to the Company. The Indenture contains provisions which define your rights under the exchange notes. In addition, the Indenture governs our obligations and the obligations of each Subsidiary Guarantor under the exchange notes. The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

The following description is meant to be only a summary of certain provisions of the Indenture. It does not restate the terms of the Indenture in their entirety. We urge that you carefully read the Indenture as it, and not this description, governs the rights of Holders.

Overview of the Notes and the Subsidiary Guarantees

The terms of the exchange notes and the original notes are identical in all material respects, except:

•	the exchange notes will have been registered under the Securities Act;

•	the exchange notes will not contain transfer restrictions and registration rights that relate to the original notes; and

•	the exchange notes will not contain provisions relating to the payment of additional interest to the holders of the original notes under the circumstances related to the timing of the exchange offer.

The exchange notes:

•	will be our general unsecured obligations;

•	will rank equally in right of payment with all of our future Senior Subordinated Indebtedness;

•	will be subordinated in right of payment to all of our existing and future Senior Indebtedness;

•	will be senior in right of payment to all of our future Subordinated Obligations;

•	will be effectively subordinated to all of our Secured Indebtedness and our other Subsidiaries to the extent of the value of the assets securing such Indebtedness; and

•	will be effectively subordinated to all liabilities (including Trade Payables) and Preferred Stock of each of our Subsidiaries that is not a Subsidiary Guarantor.

The Subsidiary Guarantors

The exchange notes will be guaranteed by of our all existing and future Domestic Subsidiaries, other than (1) any existing or future Receivables Entity and (2) any Domestic Subsidiary whose annual revenues (other than intercompany revenues) and total assets (other than intercompany receivables) are each less than $100,000. Because most of our business in the United States is not conducted through subsidiaries, there is currently only one Domestic Subsidiary that is required to be a Subsidiary Guarantor. The Company may designate a Domestic Subsidiary as a Subsidiary Guarantor even though it is not required to do so.

The Subsidiary Guarantee of each Subsidiary Guarantor:

•	will be general unsecured obligations of such Subsidiary Guarantor;

•	will rank equally in right of payment with all future Senior Subordinated Indebtedness of such Subsidiary Guarantor;

•	will be subordinated in right of payment to all existing and future Senior Indebtedness of such Subsidiary Guarantor;

•	will be senior in right of payment to all future Subordinated Obligations of such Subsidiary Guarantor;

•	will be effectively subordinated to all Secured Indebtedness of such Subsidiary Guarantor and its Subsidiaries to the extent of the value of the assets securing such Indebtedness; and

•	will be effectively subordinated to all liabilities (including Trade Payables) of each of the Subsidiary Guarantors’ Subsidiaries that do not guarantee the exchange notes.

The exchange notes will not be guaranteed by any Foreign Subsidiaries (including any future Foreign Subsidiaries). As of April 1, 2005, after eliminating intercompany activity, the historical operations of our Foreign Subsidiaries and other Subsidiaries that will not be Subsidiary Guarantors had approximately $220.7 million of consolidated total liabilities, represented 22.7% of our consolidated total assets and generated approximately 19.7% of our consolidated net sales.

Principal, Maturity and Interest

We will initially issue exchange notes in an aggregate principal amount of up to $250.0 million. The exchange notes will mature on December 15, 2012. We will issue the exchange notes in fully registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Each note we issue will bear interest at a rate of 6.00% per annum beginning on December 22, 2004, or from the most recent date to which interest has been paid or provided for. We will pay interest semiannually to Holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date on June 15 and December 15 of each year. We will begin paying interest to Holders on June 15, 2005. We will pay interest on overdue principal at 1% per annum in excess of such rate, and we will pay interest on overdue installments of interest at such higher rate to the extent lawful.

Indenture May Be Used for Future Issuances

We may issue additional notes having substantially identical terms and conditions to the notes (the “Additional Notes”). We will only be permitted to issue such Additional Notes if at the time of such issuance we are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the notes and will vote on all matters with the notes.

Paying Agent and Registrar

We will pay the principal of, premium, if any, and interest on the exchange notes at any office of ours or any agency designated by us, which is located in the Borough of Manhattan, The City of New York. We have initially designated the corporate trust office of the Trustee to act as the agent of the Company in such matters. The location of the corporate trust office is 101 Barclay Street-8W, New York, New York 10286. We, however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the exchange notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar. We will pay principal of, premium, if any, and interest on, notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global notes.

Holders may exchange or transfer their notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes. We may, however, require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.

Optional Redemption

The notes may be redeemed, in whole or in part, at any time prior to December 15, 2008 at our option upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder of notes at its registered address, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Applicable Premium” means, with respect to any note on any applicable redemption date, the greater of:

(1) 1.0% of the then outstanding principal amount of the note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of such note at December 15, 2008 (such redemption price being set forth in the table appearing below) plus (ii) all required interest payments due on the note through December 15, 2008 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 75 basis points over

(b) the then outstanding principal amount of the note.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to December 15, 2008; provided, however, that if the period from the redemption date to December 15, 2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

In addition, on and after December 15, 2008, we may redeem the notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 15 of the years set forth below:

Year	Redemption Price
2008	103.000%
2009	101.500%
2010 and thereafter	100.000%

Prior to December 15, 2007, we may, on one or more occasions, also redeem up to a maximum of 35% of the original aggregate principal amount of the notes (calculated giving effect to any issuance of Additional Notes) with funds in the aggregate amount not exceeding the aggregate Net Cash Proceeds of one or more Equity Offerings, at a redemption price equal to 106.0% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption:

(3) at least 65% of the original aggregate principal amount of the notes (calculated giving effect to any issuance of Additional Notes) remains outstanding; and

(4) any such redemption by us must be made within 90 days of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to holders whose notes will be subject to redemption by us.

The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the exchange notes.

Selection

If we partially redeem notes, the Trustee will select the exchange notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the exchange notes are listed, or, if the exchange notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no note of $2,000 in original principal amount or less will be redeemed in part. If we redeem any note in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the notes to be redeemed.

Ranking

The exchange notes will be our unsecured Senior Subordinated Indebtedness, will be subordinated in right of payment to all of our existing and future Senior Indebtedness, will rank equally in right of payment with of our all future Senior Subordinated Indebtedness and will be senior in right of payment to all of our future Subordinated Obligations. The exchange notes also will be effectively subordinated to all of our Secured Indebtedness and our other Subsidiaries to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described below under the caption “Defeasance” will not be subordinated to any Senior Indebtedness or subject to the restrictions described herein.

The Subsidiary Guarantees will be unsecured Senior Subordinated Indebtedness of the applicable Subsidiary Guarantor, will be subordinated in right of payment to all existing and future Senior Indebtedness of such Subsidiary Guarantor, will rank equally in right of payment with all future Senior Subordinated Indebtedness of such Subsidiary Guarantor and will be senior in right of payment to all future Subordinated Obligations of such Subsidiary Guarantor. The Subsidiary Guarantees also will be effectively subordinated to any Secured Indebtedness of the applicable Subsidiary Guarantor and its Subsidiaries to the extent of the value of the assets securing such Secured Indebtedness. Although the Indenture limits the Incurrence of Indebtedness by, and the issuance of preferred stock of, certain of our Subsidiaries, such limitation is subject to a number of significant qualifications.

To the extent our Subsidiaries are not Subsidiary Guarantors, creditors of such Subsidiaries, including trade creditors, and preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of our creditors, including Holders. The exchange notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of our Subsidiaries that are not Subsidiary Guarantors. None of our Foreign Subsidiaries will be Subsidiary Guarantors. As of April 1, 2005, after eliminating intercompany activity, our Foreign Subsidiaries and other Subsidiaries that will not be Subsidiary Guarantors had Total Liabilities of approximately $220.7 million.

At April 1, 2005, there was outstanding:

(1) $323.4 million of our Senior Indebtedness under the Credit Agreement (exclusive of unused commitments under the Credit Agreement), all of which is Secured Indebtedness, $100.0 million of Indebtedness under our accounts receivable securitization facility and $110.6 million of other Senior Indebtedness;

(2) no Senior Subordinated Indebtedness (other than the original notes);

(3) no Senior Indebtedness of the Subsidiary Guarantors (exclusive of guarantees of Bank Indebtedness under the Credit Agreement);

(4) no Senior Subordinated Indebtedness of the Subsidiary Guarantors (other than the Subsidiary Guarantees); and

(5) no Subordinated Obligations.

Although the amount of additional indebtedness we can incur is limited, we may be able to incur substantial amounts of additional indebtedness in certain circumstances. Such indebtedness may be Senior Indebtedness. See “—Certain Covenants—Limitation on Indebtedness” below.

“Senior Indebtedness” of the Company or any Subsidiary Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Subsidiary Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees, indemnity expenses, reimbursement obligations and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Subsidiary Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the exchange notes or such Subsidiary Guarantor’s Guarantee, as applicable; provided, however, that Senior Indebtedness of the Company or any Subsidiary Guarantor shall not include:

(1) any obligation of the Company to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company;

(2) any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary Guarantor, as applicable;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4) any Indebtedness, Guarantee or obligation of the Company or such Subsidiary Guarantor, as applicable (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of the Company or such Subsidiary Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Company or such Subsidiary Guarantor, as applicable;

(5) any obligations represented by any Capital Stock; or

(6) that portion of any Indebtedness Incurred in violation of the Indenture provisions set forth under “Limitations on indebtedness” but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such Indebtedness or their representative shall have received an Officer’s Certificate to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture.

Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the exchange notes. The exchange notes will rank equally in all respects with all other Senior Subordinated Indebtedness of the Company. The Company will not Incur, directly or indirectly, any Indebtedness which is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

The Company may not pay principal of, premium (if any) or interest on the exchange notes, or make any deposit pursuant to the provisions described under “Defeasance” below, and may not otherwise purchase, repurchase, redeem or otherwise acquire or retire for value any notes (collectively, “pay the exchange notes”) if:

(1) interest, premium or principal in respect of any Senior Indebtedness of the Company is not paid when due, or

(2) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case,

(x) the default has been cured or waived and any such acceleration has been rescinded, or

(y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the exchange notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) above has occurred and is continuing.

During the continuance of any default (other than a default described in clause (1) or (2) of the immediately preceding paragraph) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the exchange notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to us) of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice,

(2) by repayment in full of such Designated Senior Indebtedness, or

(3) because the default giving rise to such Blockage Notice (and no other default) is no longer continuing.

Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the second preceding and in the immediately succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the exchange notes after the end of such Payment Blockage Period, including any missed payments.

Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage

Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Upon any payment or distribution of the assets of the Company to its creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full of such Senior Indebtedness before the Holders are entitled to receive any payment of principal of or interest on the exchange notes; and

(2) until such Senior Indebtedness is paid in full, any payment or distribution to which Holders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive:

(x) shares of stock or equity interests; and

(y) any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the exchange notes.

If a distribution is made to Holders that, due to the subordination provisions of the Indenture, should not have been made to them, such Holders will be required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

If payment of the exchange notes is accelerated because of an Event of Default, the Company or the Trustee (provided that the Trustee shall have received written notice from the Company, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Company’s Designated Senior Indebtedness (or their Representative) of the acceleration. If any such Designated Senior Indebtedness is outstanding, the Company may not pay the exchange notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receives notice of such acceleration and, thereafter, may pay the exchange notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

By reason of the subordination provisions of the Indenture, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness or who are general creditors may recover more, ratably, than the Holders.

The Indenture contains substantially identical subordination provisions relating to each Guarantor’s obligations under its Subsidiary Guarantee.

Subsidiary Guarantees

All existing and future Domestic Subsidiaries of the Company (other than (1) any existing or future Receivables Entity and (2) any Domestic Subsidiary whose annual revenues (other than intercompany revenues) and total assets (other than intercompany receivables) are each less than $100,000), as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally Guarantee on an unsecured senior subordinated basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all of our obligations under the Indenture (including obligations to the Trustee) and the exchange notes, whether for payment of principal of or interest on the exchange notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the “Guaranteed Obligations”). Such Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guarantees. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Closing Date, we will cause each Subsidiary Guarantor (other than an Unrestricted Subsidiary) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will Guarantee payment of the exchange notes. See “—Certain Covenants—Future Subsidiary Guarantors” below.

Because most of our business in the United States is not conducted through subsidiaries, there is currently only one Domestic Subsidiary that is required to be a Subsidiary Guarantor. We may designate a Domestic Subsidiary as a Subsidiary Guarantor even though it is not required to do so.

The obligations of a Subsidiary Guarantor under its Subsidiary Guarantee are senior subordinated obligations. As such, the rights of Holders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to our obligations under the exchange notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

Each Subsidiary Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations or until the relevant Subsidiary Guarantor is released from the Subsidiary Guarantee as provided below, (b) be binding upon each Subsidiary Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(1) in connection with any consolidation or merger if the Subsidiary Guarantor or surviving Person shall cease to be a Subsidiary of us, if the consolidation or merger complies with the provisions of the Indenture;

(2) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the sale or other disposition complies with the provisions of the Indenture;

(3) if the Subsidiary Guarantor is designated to be an Unrestricted Subsidiary in accordance with the provisions of the Indenture;

(4) in connection with any (direct or indirect) sale of Capital Stock that results in such Subsidiary Guarantor ceasing to be a Subsidiary of the Company, if the sale complies with the provisions of the Indenture;

(5) upon the release of such Subsidiary Guarantor from its liability in respect of the Bank Indebtedness of the Company and all other Subsidiary Guarantors; or

(6) upon the legal defeasance of the exchange notes as described under the section entitled “Defeasance.”

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder will have the right to require the Company to purchase all or any part of such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the exchange notes pursuant to this section in the event that it has exercised its right to redeem all the notes under the terms of the section titled “Optional Redemption”:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13 (d) and 14 (d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new individuals whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the individuals of the Company then still in office who were either on the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4) the Company sells or transfers (other than by way of merger or consolidation), in one or a series of related transactions, all or substantially all of the assets of the Company and its Restricted Subsidiaries to, any “person” (as defined in clause (1) above).

In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the second succeeding paragraph but in any event within 30 days following the date the Company obtains actual knowledge of any Change of Control, the Company shall:

(1) repay in full all Bank Indebtedness and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or, if doing so will allow the purchase of the notes, offer to repay in full all Bank Indebtedness and such other Senior Indebtedness and repay the Bank Indebtedness or such other Senior Indebtedness of each lender who has accepted such offer, or

(2) obtain the requisite consent under the agreements governing the Bank Indebtedness and all other Senior Indebtedness to permit the repurchase of the notes as provided for in the second succeeding paragraph.

A default under the Indenture may result in a cross-default under the Credit Agreement. In the event of a default under the Credit Agreement, the subordination provisions of the Indenture would likely restrict payments to the Holders of the exchange notes.

Within 30 days following the date the Company obtains actual knowledge of any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2) the circumstances and relevant facts and financial information regarding such Change of Control;

(3) the purchase date (which shall be no earlier than 30 days nor later than 90 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its notes purchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all notes or portions of notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes so tendered; and

(3) deliver or cause to be delivered to the Trustee the exchange notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the exchange notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with, the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

The occurrence of a Change of Control would constitute a default under the Credit Agreement. In addition, certain events that may constitute a change of control under the Credit Agreement and cause a default under that agreement may not constitute a Change of Control under the Indenture. Future Indebtedness of the Company may also contain prohibitions of certain events which would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the exchange notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the Holders upon a purchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. The provisions under the Indenture relative to the Company’s obligation to make an offer to purchase the exchange notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

Even if sufficient funds were otherwise available, the terms of the Credit Agreement prohibit (and other Indebtedness may prohibit) the Company’s prepayment of notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Bank Indebtedness and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross default under the Credit Agreement. In the event of a default under the Credit Agreement, the subordination provisions of the Indenture would likely restrict payments to the holders of the exchange notes.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the exchange notes as described above.

Certain Covenants

The Indenture contains covenants including, among others, the covenants described below. However, on the day after the date on which:

(a) the notes have been assigned an Investment Grade rating by both Rating Agencies with stable (or better) outlook; and

(b) no Default or Event of Default under the Indenture has occurred and is continuing,

the Company and its Restricted Subsidiaries will not be subject to the following agreements and covenants contained in the Indenture:

•	“Limitation on indebtedness,”

•	“Limitation on restricted payments,”

•	“Limitation on restrictions on distributions from restricted subsidiaries,”

•	“Limitation on sales of assets and subsidiary stock,”

•	“Limitation on transactions with affiliates,”

•	“Limitation on the sale or issuance of preferred stock of restricted subsidiaries” and

•	clause (3) of the first paragraph of “Merger and consolidation,”

(collectively, the “Suspended Covenants”).

In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the exchange notes and, as a result of such withdrawal or downgrade, the exchange notes are not rated Investment Grade by both Rating Agencies, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods during which the exchange notes are not rated Investment Grade by both Ratings Agencies (each, a “Covenant Reinstatement Period”) and, furthermore, compliance with the provisions of the covenant described in “Limitation on restricted payments” with respect to Restricted Payments made during the continuance of a Covenant Reinstatement Period will be calculated in accordance with the terms of that covenant as though that covenant had been in effect during the entire period of time from the Closing Date, provided that there will not be deemed to have occurred a Default with respect to the Suspended Covenants during the time that the Company and its Restricted Subsidiaries were not subject to the Suspended Covenants (or after that time based solely on events that occurred during that time). A change in the rating on the exchange notes by either Rating Agency shall be deemed to have occurred on the date that such Rating Agency shall have publicly announced the change.

Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto (1) the Consolidated Coverage Ratio would be greater than 2:00:1 and (2) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

(b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(1) Bank Indebtedness Incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $900 million at any time outstanding;

(2) Indebtedness of the Company owed to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary (other than a Receivables Entity); provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary (other than a Receivables Entity)) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the exchange notes at least to the same extent that the exchange notes are subordinated to Senior Indebtedness of the Company and (C) if a Restricted Subsidiary that is a Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to and held by a Wholly Owned Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the Subsidiary Guarantee of such Restricted Subsidiary at least to the same extent that such Subsidiary Guarantee is subordinated to Senior Indebtedness of such Subsidiary Guarantor;

(3) Indebtedness (A) represented by the notes, including the exchange notes issued in a registered exchange offer pursuant to the Registration Rights Agreement and the Subsidiary Guarantees, but not including any Additional Notes, (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (1) and (2) above), (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or the foregoing paragraph (a) and (D) consisting of Guarantees of any Indebtedness permitted under clauses (1) and (2) of this paragraph (b);

(4) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by or became a Restricted Subsidiary of the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

(5) Indebtedness (A) in respect of performance bonds, bankers’ acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business or other similar instruments or obligations issued, or relating to liabilities or obligations Incurred by the Company and the Restricted Subsidiaries in the ordinary course of their business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes) and (B) in respect of the financing of insurance premiums by the Company or any Restricted Subsidiary in the ordinary course of their business;

(6) Purchase Money Indebtedness and Capitalized Lease Obligations (in an aggregate principal amount not in excess of $50 million at any time outstanding);

(7) Indebtedness of any Foreign Subsidiary in an aggregate principal amount not in excess of $50 million at any time outstanding;

(8) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary not incurred in violation of this “Limitation on indebtedness” section;

(9) any Purchase Money Note or other Indebtedness of a Receivables Entity Incurred in connection with a Qualified Receivables Transaction;

(10) Indebtedness of the Company or any Restricted Subsidiary under Hedging Obligations entered into in the ordinary course of business, in the judgment of the Company, to protect the Company or such Restricted Subsidiary from fluctuations in currency exchange rates or interest rates and not entered into for speculative purposes; provided, however, that such Hedging Obligations do not increase the Indebtedness of the Company or Restricted Subsidiary outstanding at any time other than as a result of fluctuations in currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

(11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of Incurrence; or

(12) Indebtedness (other than Indebtedness permitted to be Incurred after the Closing Date pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (12) and to remain outstanding immediately after such incurrence, will not exceed $50 million.

(c) Notwithstanding the foregoing, the Company may not Incur any Indebtedness pursuant to paragraph (b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness will be subordinated to the exchange notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any indebtedness (other than a Guarantee of Indebtedness of the Company) if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness (other than a Guarantee of Indebtedness of the Company) if the proceeds thereof are used, directly or indirectly, to refinance any Senior Subordinated Indebtedness of such Subsidiary Guarantor unless such refinancing Indebtedness is either Senior Subordinated Indebtedness or Subordinated Obligations. No Subsidiary Guarantor may Incur any Indebtedness (other than a Guarantee of Indebtedness of the Company) if the proceeds are used to refinance Indebtedness of the Company.

(d) The Company may not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company may not Incur after the Closing Date any Secured Indebtedness, other than Secured Indebtedness secured by Permitted Liens, which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the exchange notes equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the exchange notes) such Secured Indebtedness for so long as such Secured

Indebtedness is secured by a Lien. A Subsidiary Guarantor may not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Subsidiary Guarantor. In addition, a Subsidiary Guarantor may not Incur any Secured Indebtedness, other than Secured Indebtedness secured by Permitted Liens, that is not Senior Indebtedness of such Subsidiary Guarantor unless contemporaneously therewith effective provision is made to secure the Subsidiary Guarantee of such Subsidiary Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

(e) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and that is incurred pursuant to the Bank Indebtedness shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (i) the Closing Date, (ii) any date on which any of the respective commitments with respect to the Bank Indebtedness shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

(1) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to clause (1) of paragraph (b) above,

(2) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness,

(3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, may classify such Indebtedness and only shall be required to include the amount of such Indebtedness in one of such clauses but may include the same in more than one of such clauses,

(4) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(5) if obligations in respect of letters of credit are Incurred pursuant to the Credit Agreement and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(6) the principal amount of any Disqualified Stock of the Company or a Subsidiary Guarantor, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and

(7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “Limitation on indebtedness” covenant, the Company shall be in Default of this covenant).

Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the holders of its Capital Stock in their capacity as such, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or, in the case of a Subsidiary, Preferred Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders or equity owners other than the Company or other Restricted Subsidiaries, to its other shareholders or equity owners on a pro rata basis),

(2) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary,

(3) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations of the Company or a Subsidiary Guarantor (other than the purchase, repurchase redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or

(4) make any Investment (other than a Permitted Investment) in any other Person (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment (other than the exceptions thereto listed in paragraph (b) below) being herein referred to as a “Restricted Payment”)

if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A) a Default will have occurred and be continuing (or would result therefrom);

(B) the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “Limitation on indebtedness” after giving effect, on a pro forma basis, to such Restricted Payment; or

(C) the aggregate amount of such Restricted Payment and all other Restricted Payments (except to the extent expressly excluded from the calculation of the amount of Restricted Payments pursuant to paragraph (b) below) (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination will be conclusive and evidenced by a resolution of the Board of Directors of the Company) declared or made subsequent to the Closing Date would exceed the sum, without duplication, of:

(i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from October 2, 2004 to the end of the most recent fiscal quarter for which the Company shall have filed a Quarterly Report on Form 10-Q with the SEC or, in the event that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

(ii) the aggregate Net Cash Proceeds and Fair Market Value of property or assets received by the Company as capital contributions to the Company or from the issue or sale of its Capital Stock (other than Disqualified Stock) in each case, subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries, except to the extent that Consolidated Net Worth increases as a result of such issue or sale to such plan or trust);

(iii) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange plus the amount of cash, property or assets (determined as provided above) received by the Company or any Restricted Subsidiary upon such conversion or exchange);

(iv) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income; and

(v) in the case of any disposition or repayment or return of all or any portion of any Investment other than a Permitted Investment (without duplication of any amount deducted in calculating the amount of Investment at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments and the initial amount of all such Investments, provided, however, that no amount will be included under this clause (v) to the extent it is already included in Consolidated Net Income.

(b) The provisions of the foregoing paragraph (a) will not prohibit:

(1) any purchase, repurchase, redemption, retirement, prepayment, repayment or defeasance or other acquisition for value of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries, except to the extent that Consolidated Net Worth increases as a result of such issue or sale to such plan or trust); provided, however, that:

(A) such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

(B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (4)(C)(ii) of paragraph (a) above;

(2) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to paragraph (b) of the covenant described under “Limitation on Indebtedness” and that constitutes Refinancing Indebtedness; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

(3) so long as no Default or Event of Default has occurred and is continuing any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under “Limitation on sales of assets and subsidiary stock”; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

(4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; provided, however, that such dividends will be included in the calculation of the amount of Restricted Payments;

(5) so long as no Default or Event of Default has occurred and is continuing any purchase, repurchase, redemption, retirement or other acquisition for value of shares of or options to purchase shares of common stock or membership interests of the Company or any of its Subsidiaries from employees, former employees, directors or former directors, members or former members of the Board of Directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors, members or former members of the Board of Directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock or membership interests or upon death, resignation or termination of employment; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $5 million in any calendar year; provided that any unused amounts in one year can be carried forward the next year, but cannot be carried forward to any succeeding year; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;

(6) Restricted Payments (including loans and advances) in an aggregate amount at any time not to exceed $150 million (net of repayments of any such loans or advances); provided that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(7) the payment of fees and compensation as permitted under clause (5) of paragraph (b) of section “Limitation on transactions with affiliates”; provided that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(8) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(9) the distribution of Capital Stock of an Unrestricted Subsidiary to holders of Capital Stock of the Company, provided that such distribution is made promptly following the formation of, and investment in, such Unrestricted Subsidiary, and provided further that such distribution (but not such investment) shall be excluded in the calculation of the amount of Restricted Payments; or

(10) the Company or any Restricted Subsidiary from purchasing all (but not less than all), excluding directors’ qualifying shares, of the Capital Stock or other ownership interests in a Subsidiary of the Company which Capital Stock or other ownership interests were not theretofore owned by the Company or a Restricted Subsidiary of the Company; provided that such purchases shall be excluded in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions From Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company;

(2) make any loans or advances to the Company; or

(3) transfer any of its property or assets to the Company, except:

(A) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date (including the Indenture) and any encumbrance or restriction pursuant to any agreement governing Bank Indebtedness;

(B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are not materially less favorable taken as a whole, as determined by the Board of Directors of the Company, to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

(D) in the case of clause (3), any encumbrance or restriction

(i) that restricts the subletting, assignment or transfer of any property or asset or right and is contained in any lease, license or other contract entered into in the ordinary course of business, or

(ii) contained in security agreements securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

(E) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(F) any encumbrances or restrictions contained in any credit facility extended to any Foreign Subsidiary of the Company to meet such Subsidiary’s working capital needs;

(G) Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity;

(H) restrictions on the transfer of assets pursuant to any Permitted Lien;

(I) any agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Closing Date pursuant to the provisions of the covenant described under “Certain covenants—Limitation on indebtedness,” if (x) either (i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in the terms of such agreement or instrument or (ii) the Company in good faith determines that such encumbrance or restriction will not cause the Company not to have the funds necessary to pay the principal of or interest on the notes and (y) the encumbrance or restriction is not materially more disadvantageous to the Holders of the exchange notes than is customary in comparable financings (as determined by the Company in good faith); and

(J) any agreement or instrument governing Capital Stock of any Person other than a Wholly Owned Subsidiary that is acquired after the Closing Date.

Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary or the direct or indirect equity owners of the Company receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair value, as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition,

(2) at least 75% of the consideration thereof received is in the form of cash, and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

(A) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Senior Indebtedness of the Company or Indebtedness (other than obligations in respect of Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets to be owned by the Company or a Restricted Subsidiary (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash) within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash, or, if such reinvestment in Additional Assets is a project authorized by the Board of Directors of the Company that will take longer than 365 days to complete, the period of time necessary to complete such project up to an additional 365 days;

(C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined in paragraph (b) of this covenant below) to purchase notes pursuant to and subject to the conditions set forth in paragraph (b) of this covenant; provided, however, that if the Company elects (or is required by the terms of any other Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the notes and other Senior Subordinated Indebtedness of the Company; and

(D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose permitted by the terms of the Indenture;

provided, however, that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A), (C) or (D) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

For the purposes of this covenant, the following are deemed to be cash:

•	the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Restricted Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and

•	securities received by the Company or any Restricted Subsidiary from the transferee that are within 60 days converted by the Company or such Restricted Subsidiary into cash.

Notwithstanding the immediately preceding paragraphs of this covenant, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Disposition without complying with such paragraphs to the extent that:

(1) at least 75% of the consideration for such Asset Disposition constitutes Additional Assets; and

(2) such Asset Disposition is for at least fair value, as determined in good faith by the Board of Directors of the Company; provided that the Net Available Cash from any consideration not constituting Additional Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Disposition permitted to be consummated under this paragraph shall be subject to the provisions of the two preceding paragraphs; provided, that at the time of entering into such transaction or immediately after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

(b) In the event of an Asset Disposition that requires the purchase of notes pursuant to clause (a)(3)(C) of this covenant, the Company will be required (i) to purchase notes tendered pursuant to an offer by the Company for the exchange notes (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in the Indenture and (ii) to purchase other Senior Subordinated Indebtedness of the Company on the terms and to the extent contemplated thereby (provided that in no event shall the Company offer to purchase such other Senior Subordinated Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon). If the aggregate purchase price of notes (and other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of notes (and other Senior Subordinated Indebtedness), the Company will apply the remaining Net Available Cash in accordance with clause (a)(3)(D) of this covenant. The Company will not be required to make an Offer for notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(3)(A) and (B)) is less than $10 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

The Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of notes and other Senior Subordinated Indebtedness required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all notes and other Senior Subordinated Indebtedness validly tendered in response to the Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender notes pursuant to the Offer.

(c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this covenant by virtue thereof.

Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless such transaction is on terms:

(1) that are fair and reasonable to, and in the best interest of, the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Board of Directors of the Company,

(2) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $5 million,

(A) are set forth in writing, and

(B) have been approved by a majority of the members of the Board of Directors of the Company and,

(3) that, in the event such Affiliate Transaction involves an amount in excess of $50 million, have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be.

(b) The provisions of the foregoing paragraph (a) will not prohibit:

(1) any Restricted Payment permitted to be paid pursuant to the covenant described under “Limitation on restricted payments,” or any Permitted Investments described in clauses (5) and (6) of the definition thereof,

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock or equity options and stock or equity ownership plans approved by the Board of Directors of the Company,

(3) the grant of stock or equity options or similar rights to employees and directors or members of the Board of Directors of the Company or its Subsidiaries pursuant to plans and/or contracts approved by the Board of Directors,

(4) loans or advances to officers, directors or employees of the Company or its Subsidiaries in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed $5 million in the aggregate outstanding at any one time,

(5) the payment of reasonable fees and compensation to, and the provision of indemnity on behalf of, directors, officers, employees or consultants of the Company or its Subsidiaries as determined in good faith by the Company’s Board of Directors,

(6) any transaction between the Company and a Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries (other than a Receivables Entity or Entities) and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with “Certain covenants—Limitation on indebtedness,”

(7) transactions effected as part of a Qualified Receivables Transaction,

(8) the granting or performance of registration rights under a written registration rights agreement approved by the Board of Directors of the Company and containing customary terms, taken as a whole,

(9) transactions with Persons solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary generally,

(10) sales or purchases of products or services rendered in the ordinary course of business,

(11) sales of Capital Stock (other than Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor) for any consideration or any capital contribution, or

(12) any agreement to do any of the foregoing.

Limitation on the Sale or Issuance of Preferred Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to issue any shares of its Preferred Stock except to the Company or a Restricted Subsidiary.

SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file, to the extent permitted under the Exchange Act, with the SEC from and after the effective date of any registration statement filed with the SEC in connection with the registration of notes, and provide the Trustee and, upon request, Holders and prospective Holders within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. The Company also will comply with the other provisions of Section 314(a) of the TIA.

In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the holders of the exchange notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

Future Subsidiary Guarantors. The Company will cause each existing and future Domestic Subsidiary of the Company (other than (1) any existing or future Receivables Entity and (2) any Domestic Subsidiary whose annual revenues (other than intercompany revenues) and total assets (other than intercompany receivables) are each less than $100,000), to become a Subsidiary Guarantor, and if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Domestic Subsidiary will Guarantee payment of the notes. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor, without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(1) in connection with any consolidation or merger if the Subsidiary Guarantor or surviving Person shall cease to be a Subsidiary of the Company, if the consolidation or merger complies with the covenants described in this “—Certain covenants” section;

(2) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the sale or other disposition complies with the covenants described in this “—Certain covenants” section;

(3) if the Subsidiary Guarantor is designated to be an Unrestricted Subsidiary in accordance with the provisions of the Indenture;

(4) in connection with any sale of Capital Stock that results in such Subsidiary Guarantor ceasing to be a Subsidiary of the Company, if the sale complies with the provisions of the Indenture;

(5) upon the release of such Subsidiary Guarantor from its liability in respect of the Bank Indebtedness of the Company and all other Subsidiary Guarantors; and

(6) upon the legal defeasance of the exchange notes as described under the section titled “Defeasance.”

Merger and Consolidation

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture;

(2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction on pro forma basis, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under “Limitation on indebtedness”; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the notes.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person unless:

(1) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; and

(2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing:

(A) any Restricted Subsidiary may consolidate with, merge into or transfer all or substantially all of its assets to the Company or any Subsidiary Guarantor;

(B) the Company or any Subsidiary Guarantor may merge with (x) an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction or (y) a Restricted Subsidiary (including a Subsidiary Guarantor) so long as all assets of the Company and the Restricted Subsidiary immediately prior to such transaction are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof; and

(C) any Subsidiary Guarantor may consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets so long as the transactions comply with the release provisions set forth in clause (1) or (2) of the second paragraph of the section entitled “Future subsidiary guarantors.”

Defaults

Each of the following is an Event of Default:

(1) a default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any note when due and payable, whether or not prohibited by the provisions described under “Ranking” above, continued for 30 days;

(2) a default in the payment of principal of any note when due and payable at its Stated Maturity, upon optional redemption, upon required redemption or repurchase, upon declaration of acceleration or otherwise, whether or not such payment is prohibited by the provisions described under “Ranking” above;

(3) (a) a default in the observance or performance of the covenant described under “Merger and consolidation” above or (b) a default in the observance or performance of any other covenant or agreement contained in the Indenture, which default under this clause (b) continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes;

(4) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $25 million or more at any time;

(5) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”);

(6) the rendering of any judgment or decree for the payment of money in excess of $25 million or its foreign currency equivalent against the Company or a Significant Subsidiary if:

(A) an enforcement proceeding thereon is commenced by any creditor, or

(B) such judgment or decree remains outstanding for a period of 60 days after such judgment becomes final and not appealable and is not discharged, paid, waived or stayed (the “judgment default provision”); or

(7) any Subsidiary Guarantor fails to comply with its obligations under any Subsidiary Guarantee or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding notes by notice to the Company may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the exchange notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the exchange notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the exchange notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing,

(2) Holders of at least 25% in principal amount of the outstanding notes have requested the Trustee in writing to pursue the remedy,

(3) such Holders have offered the Trustee reasonably satisfactory to it security or indemnity against any loss, liability or expense,

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5) the Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to security or indemnity reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any note (including payments pursuant to the redemption provisions of such note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture or the exchange notes and the Guarantees may be amended with the written consent of the Holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. However, without the consent of each Holder of an outstanding note affected, no amendment may:

(1) reduce the amount of notes whose Holders must consent to an amendment,

(2) reduce the rate of or extend the time for payment of interest on any note,

(3) reduce the principal of or extend the Stated Maturity of any note,

(4) reduce the premium payable upon the redemption of any note or change the time at which any note may be redeemed as described under “Optional Redemption” above,

(5) make any note payable in money other than that stated in the note,

(6) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder in any material respect,

(7) make any change in the provisions of the Indenture governing the right of any Holder to receive payment of principal of, and interest on, such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s notes,

(8) make any change in the amendment provisions which require each Holder’s consent; or

(9) release any Subsidiary Guarantee or modify a Subsidiary Guarantee so as to release any Subsidiary Guarantor from its obligations thereunder.

Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture to:

•	cure any ambiguity, omission, defect or inconsistency,

•	provide for the assumption by a successor corporation of the obligations of the Company under the Indenture,

•	provide for uncertificated notes in addition to or in place of certificated notes (provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code),

•	make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor (or any Representative thereof) under such subordination provisions,

•	add additional Guarantees with respect to the notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture,

•	secure the notes,

•	add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

•	make any change that does not adversely affect the rights of any Holder,

•	provide for the issuance of Additional Notes, or

•	comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.

After an amendment becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Transfer and Exchange

A Holder will be able to transfer or exchange notes. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any note selected for redemption or to transfer or exchange any note for a period of 15 days prior to a selection of notes to be redeemed. The notes will be issued in registered form and the Holder will be treated as the owner of such note for all purposes.

Defeasance

The Company may at any time terminate all their obligations under the exchange notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the exchange notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the exchange notes.

In addition, the Company may at any time terminate:

(1) their obligations under the covenants described under “Certain covenants,”

(2) the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “Defaults” above and the limitations contained in clause (3) under the first paragraph of “Merger and consolidation” above (“covenant defeasance”).

In the event that the Company exercises its legal defeasance option or their covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

The Company may exercise its legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. If the Company exercise their legal defeasance option, payment of the exchange notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercise their covenant defeasance option, payment of the exchange notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5) (with respect only to Significant Subsidiaries) or (6) under “Defaults” above or because of the failure of the Company to comply with clause (3) under the first paragraph of “Merger and consolidation” above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

The Bank of New York is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the exchange notes.

Governing Law

The Indenture is, and the exchange notes will be, governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business; or

(2) the Capital Stock of a Restricted Subsidiary or of a Person that becomes a Restricted Subsidiary in a Permitted Business as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary.

“Adjusted EBITDA” means, for any period, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense, (iii) consolidated depreciation and amortization, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Indenture (whether or not consummated or incurred) and (v) the amount of any minority interest expense.

Notwithstanding the preceding sentence, clauses (i), (iii) or (iv) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Adjusted EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (i), (iii) or (iv) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would have been permitted during such period to be paid as a dividend or other distribution to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions described under “—Certain covenants—Limitation on transactions with affiliates” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of (1), (2) and (3) above,

(A) a disposition by a Restricted Subsidiary to the Company or to another Restricted Subsidiary (other than a Receivables Entity) or by the Company to a Restricted Subsidiary (other than a Receivables Entity),

(B) for purposes of the provisions described under “Certain covenants—Limitation on sales of assets and subsidiary stock” only, the making of a Permitted Investment or a disposition subject to the covenant described under “Certain covenants—Limitation on restricted payments,”

(C) any transaction or series of transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration in any calendar year of less than $5 million (with unused amounts in any calendar year being carried over to the next succeeding calendar year subject to a maximum of $10 million in such next succeeding calendar year),

(D) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under “Merger and consolidation,”

(E) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(F) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry,

(G) the licensing of intellectual property,

(H) disposals or replacements of obsolete equipment in the ordinary course of business,

(I) transfers of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) to a Receivables Entity in a Qualified Receivables Transaction and

(J) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1) he sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(2) the sum of all such payments.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Credit Agreement including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the amount of such obligation required to be reflected as a liability on a balance sheet prepared in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other similar amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Closing Date” means the date of the Indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of Adjusted EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending on or prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters, subject and giving effect to the following adjustments:

(1) Incurrence of Indebtedness. If since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation).

(2) Discharge of Indebtedness. If since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period.

(3) Sales. If since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a “Sale”), the Adjusted EBITDA for such period shall be reduced by an amount equal to the Adjusted EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Adjusted EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale.

(4) Purchase. If since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in a Restricted Subsidiary or any Person that thereby becomes a Restricted Subsidiary or is merged with or into the Company, or otherwise acquired all or substantially all of any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a “Purchase”), Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness), as if such Purchase occurred on the first day of such period.

(5) Adjustments for Acquired Person. If since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of pro forma expense and anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness to the extent of the remaining term of such Interest Rate Agreement). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries, whether paid or accrued, to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense), (c) the interest portion of any deferred payment obligation, (d) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (e) to the extent not otherwise included in such interest expense, Receivables Fees, (f) non-cash interest expense, (g) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, (h) net payments associated with Hedging Obligations, provided, however, that if Hedging Obligations result in net receipts rather than net payments, such net receipts shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net receipts are otherwise reflected in Consolidated Net Income, (i) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period and (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company or in respect of any Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense, amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clause (i) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated Net Income:

(i) any net income of any Person if such Person is not a Restricted Subsidiary or is accounted for by the equity method of accounting, except that the Company’s equity in the net income (but not loss) of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below),

(ii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released and (y) restrictions pursuant to the notes or the Indenture), except that the Company’s equity in the net income (but not loss) of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any cash dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary and the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income up to the amount of loans, advances or other contributions, if any, made to such Restricted Subsidiary by the Company or any other Restricted Subsidiary during such period,

(iii) any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) and any gain or loss realized upon the sale or other disposition of any Capital stock of any Person,

(iv) any extraordinary, unusual or nonrecurring gain, loss or charge, including, without limitation, any non-cash impairment charges related to goodwill, other intangibles or long-lived assets in connection with the application of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangibles” and any non-cash charges resulting from any write-up of assets of the Company or any of its Subsidiaries in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,”

(v) the cumulative effect of a change in accounting principles,

(vi) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

(vii) any unrealized gains or losses in respect of Currency Agreements,

(viii) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, and

(ix) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (v) above in any determination thereof, the Company will deliver an Officer’s Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

“Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as

(1) the par or stated value of all outstanding Capital Stock of the Company plus

(2) paid-in capital or capital surplus relating to such Capital Stock plus

(3) any retained earnings or earned surplus less

(A) any accumulated deficit and

(B) any amounts attributable to Disqualified Stock.

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Credit Agreement” means the Amended and Restated Credit Agreement, dated as of May 28, 2004, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (including increasing the amount of available borrowings thereunder, provided that the increase is permitted by the covenant described under the caption “Limitation on indebtedness” above), among the Company, the lenders named therein, and JPMorgan Chase Bank, as administrative agent (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of notes at the time outstanding).

“Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Senior Indebtedness” of the Company means:

(1) the Bank Indebtedness (to the extent such Bank Indebtedness constitutes Senior Indebtedness) and

(2) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $25 million and is specifically designated by the Company (with the consent of the Representative of the Bank Indebtedness if there is any Bank Indebtedness outstanding at this time) in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of the Indenture.

“Designated Senior Indebtedness” of a Subsidiary Guarantor has a correlative meaning.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (1), (2) and (3), on or prior to the first anniversary of the Stated Maturity of the notes, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

“Equity Offering” means a sale of Capital Stock (other than Disqualified Stock) that is a sale of Capital Stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. The Fair Market Value of property or assets other than cash which involves (1) an aggregate amount in excess of $5 million shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Company and (2) an aggregate amount in excess of $50 million shall have been determined in writing by a nationally recognized appraisal, accounting or investment banking firm.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(2) statements and pronouncements of the Financial Accounting Standards Board,

(3) such other statements by such other entities as approved by a significant segment of the accounting profession, and

(4) the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” means the Person in whose name a note is registered on the Registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables and other accrued current liabilities arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5) all Capitalized Lease Obligations of such Person;

(6) the liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

(A) the Fair Market Value of such asset at such date of determination and

(B) the amount of such Indebtedness of such other Persons;

(8) Hedging Obligations of such Person; and

(9) all obligations of the type referred to in clauses (i) through (viii) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the obligation of a Joint Venture;

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain covenants—Limitation on restricted payments”:

(1) “Investment” shall include the Company’s pro rata portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less

(B) the Company’s pro rata portion (proportionate to the Company’s direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade” means (i) with respect to S&P any of the rating categories from and including “AAA” to and including “BBB–”; and (ii) with respect to Moody’s any of the rating categories from and including “Aaa” to and including “Baa3.”

“Joint Venture” means any joint venture (whether a corporation, limited liability company, partnership or other entity) that is not a Restricted Subsidiary of the Company.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are authorized or required by law or regulation to close in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that were the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), with respect to such Asset Disposition,

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

(4) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except that Standard Receivable Obligations shall not be considered recourse.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. “Officer” of a Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Subsidiary Guarantor.

“Permitted Business” means any business engaged in by the Company or any Restricted Subsidiary on the Closing Date and any Related Business.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company, a Restricted Subsidiary (other than a Receivables Entity) or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity); provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than a Receivables Entity); provided, however, that such Person’s primary business is a Permitted Business;

(3) Temporary Cash Investments;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business and not exceeding $5 million in the aggregate outstanding at any one time;

(7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or upon bankruptcy or insolvency of creditors or customers;

(8) any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under “Certain covenants—Limitation on sale of assets and subsidiary stock”;

(9) Investments existing on the Closing Date;

(10) Currency Agreements and Interest Rate Agreements entered into by the Company or any of its Restricted Subsidiaries for bona fide business reasons and not for speculative purposes, and otherwise in compliance with the Indenture;

(11) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under the Indenture;

(12) any Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with the Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note or any equity interest or interests in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables;

(13) that portion of any Investment where the consideration provided is Capital Stock of the Company (other than Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor);

(14) Investments in Joint Ventures engaged in Permitted Businesses; provided that the amount of such an Investment, together with all other outstanding Investments made pursuant to this clause (14), does not exceed, as of the most recent balance sheet date, 5% of Consolidated total assets of the Company; or

(15) other Investments in an aggregate amount outstanding at any time not to exceed $50 million.

“Permitted Liens” means the following types of Liens:

(1) Liens securing the notes and the Guarantees;

(2) Liens securing indebtedness incurred in reliance on clause (b)(4) of “Limitation on indebtedness”; provided that such Liens do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary other than the property or assets that secured such Indebtedness prior to the time the applicable Restricted Subsidiary became a Restricted Subsidiary;

(3) Liens existing on the Closing Date, together with any Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness secured by Liens existing on the Closing Date; provided that the Liens securing the Refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

(4) Liens in favor of the Company on the property or assets, or any proceeds, income or profit therefrom, of any Restricted Subsidiary;

(5) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case Incurred in connection with a Qualified Receivables Transaction; and

(6) other Liens provided that the maximum aggregate amount of outstanding obligations secured thereby shall not at any time exceed $5 million.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

“Purchase Money Indebtedness” means Indebtedness:

(1) consisting of the deferred purchase price of an asset (other than Capital Stock or other Investments), conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

(2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements;

provided, however, that such Indebtedness is incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables.

“Rating Agency” means each of S&P and Moody’s.

“Receivable” means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code and any “supporting obligations” as so defined.

“Receivables Entity” means a Wholly Owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of

Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(a) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Receivable Obligations);

(b) is recourse to or obligates the Company of the Company in any way other than pursuant to Standard Receivable Obligations; or

(c) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Receivable Obligations;

(2) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3) to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions; provided that Harrison Street Funding, LLC, a Delaware limited liability company, shall be a Receivables Entity so long as it meets the criteria set forth above.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to the face amount of Receivables or any participation interest issued or sold in connection with, and other fees or interest paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Receivables Transaction, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables to repurchase receivables (including Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivable (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles)) arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:

(1) except in the case of any Refinancing of the Company’s 5.25% Convertible Senior Debentures due August 15, 2033, (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated

Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the notes;

(2) if the Indebtedness being refinanced is Subordinated Obligations, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced plus (y) fees, underwriting discounts, interest, premiums and other costs and expenses in connection with the issuance of the Refinancing Indebtedness and repayment of the Indebtedness being refinanced, and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantees at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

(A) Indebtedness of a Restricted Subsidiary (other than a Subsidiary Guarantor) that Refinances Indebtedness of the Company or

(B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the date of the Indenture by and among the Company, the Subsidiary Guarantors and the initial purchasers set forth therein.

“Related Business” means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien. “Secured Indebtedness” of a Subsidiary Guarantor has a correlative meaning.

“Senior Subordinated Indebtedness” of the Company means the notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness of the Company which is not Senior Indebtedness. “Senior Subordinated Indebtedness” of a Subsidiary Guarantor has a correlative meaning.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard Receivable Obligations” means representations, warranties, covenants, indemnities and other obligations (including Guarantees and Indebtedness) which are reasonably customary in a Qualified Receivables Transaction (as determined by the Company in good faith), including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivable Obligation.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior to any extent in right of payment to the notes pursuant to a written agreement. “Subordinated Obligation” of a Subsidiary Guarantor has a correlative meaning.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests and limited liability company interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1) such Person,

(2) such Person and one or more Subsidiaries of such Person or

(3) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means each Guarantee of the obligations with respect to the notes issued by a Subsidiary of the Company pursuant to the terms of the Indenture.

“Subsidiary Guarantor” means any Subsidiary that has issued a Subsidiary Guarantee.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,

(2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act),

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above,

(4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, and

(5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s.

“TIA” means the Trust Indenture Act of 1939 as in effect on the Closing Date.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee, any vice president, any assistant vice president, any senior trust officer or assistant trust officer, any trust officer or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below, and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of or has any Investment in, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that:

(A) either (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled “Limitation on restricted payments”;

(B) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(C) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(D) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(i) to subscribe for additional Capital Stock of such Person; or

(ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(E) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted

Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “Certain covenants—Limitation on indebtedness” and

(y) no Default or Event of Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests and limited liability company interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares or similar immaterial equity interests) is owned by the Company or another Wholly Owned Subsidiary.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States federal income tax considerations to holders who exchange original notes for exchange notes or who own and dispose of the exchange notes. This discussion is based on the Internal Revenue Code of 1986 (“the Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion only addresses tax considerations for beneficial owners of the notes that hold the notes as “capital assets,” within the meaning of the Code. Moreover, this discussion does not address all of the tax consequences that may be relevant to specific beneficial owners of the notes in light of their particular circumstances or to beneficial owners of the notes subject to special treatment under U.S. federal income tax laws (such as banks, life insurance companies, tax-exempt entities, retirement plans, dealers in securities, brokers, expatriates, “controlled foreign corporations,” “passive foreign investment companies,” partnerships, other pass-through entities, U.S. Holders (as defined below) who hold their notes as part of a straddle, hedge, conversion transaction or other integrated investment, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons deemed to sell the notes under the constructive sale provisions of the Code). This discussion does not address any U.S. state and local or non-U.S. tax considerations relating to the ownership and disposition of the notes, or the effect of the U.S. federal estate, gift, or excise tax laws.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation or entity taxable as a corporation created or organized in or under the laws of the U.S. or of any State thereof, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of the source thereof; or

•	a trust with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996 and were treated as domestic trusts on that date.

The term “Non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder.

PROSPECTIVE BENEFICIAL OWNERS OF THE EXCHANGE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS FOR THEM RELATING TO THE EXCHANGE OF ORIGINAL NOTES FOR EXCHANGE NOTES OR THE OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS OR NON-U.S. TAX LAWS, ANY CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION OR REGULATIONS.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following is a general discussion of material U.S. federal income tax considerations relating to the exchange of original notes for exchange notes or the ownership and disposition of the exchange notes by a U.S. Holder.

Exchange Offer

The consummation of the exchange offer will not be a taxable even for U.S. Federal income tax purposes. Accordingly, U.S. Holders will not recognize any income, gain, or loss in connection with an exchange of original notes for exchange notes pursuant to the exchange offer, and any such U.S. Holder will have the same adjusted tax basis and holding period in exchange notes as it had in the original notes, as measured immediately before the exchange.

Taxation of Interest

In general, interest paid or payable on an exchange note will be taxable to a U.S. Holder as ordinary interest income:

•	when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

•	when you receive it, if you use the cash method of accounting or United States federal income tax purposes.

Bond Premium

A U.S. Holder whose basis in a note immediately after its acquisition by such U.S. Holder exceeds all amounts payable on such note after such purchase (other than payments of qualified stated interest, within the meaning of the Code) will be considered as having purchased the note with “bond premium.” A U.S. Holder generally may elect to amortize bond premium over the remaining term of the note, using a constant yield method, as an offset to interest income. An electing U.S. Holder must reduce its tax basis in the note by the amount of the aggregate amortized bond premium. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Market Discount

If a U.S. Holder acquires a note for an amount that is less than all amounts payable on such note after the acquisition date (other than payments of qualified stated interest, within the meaning of the Code), then the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange or redemption of a note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such note at or prior to the time of such payment or disposition. Further, a disposition of a note by gift (and in certain other circumstances) could result in the recognition of market discount income, computed as if such note had been sold for its fair market value. In addition, a U.S. Holder of a note may be required to defer, until the maturity of such note or the earlier disposition of such note in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

Market discount in respect of a note is generally considered to accrue ratably during the period from the acquisition date to the maturity date of such note, unless the U.S. Holder elects to accrue market discount on the note under the constant yield method.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield method), in which case the rules described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, will apply to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Sale, Exchange, Retirement or Other Disposition of the Notes

Upon the sale, exchange, retirement or other disposition of a note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued and unpaid interest, which is taxable as ordinary income if not previously included in income) and such U.S. Holder’s adjusted tax basis in the note. Except as described above under “—Market discount,” such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder’s holding period for the note is more than one year. Long-term capital gains recognized by an individual or non-corporate U.S. Holder are generally subject to a reduced U.S. federal income tax rate. Capital losses are subject to limits on deductibility.

Information Reporting and Backup Withholding

In general, payments made on the notes and proceeds from the sale or other disposition of the notes may be subject to backup withholding. In general, backup withholding will apply to a non-corporate U.S. Holder if such U.S. Holder:

•	fails to furnish, under penalties of perjury, its Taxpayer Identification Number, or TIN (which for an individual is the holder’s Social Security number);

•	furnishes an incorrect TIN;

•	is notified by the IRS that it has failed to properly report payments of interest and dividends; or

•	under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and is a U.S. person and has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, or otherwise fails to comply with applicable requirements of the backup withholding rules.

Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder generally will be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability, provided that the required procedures are followed.

A U.S. Holder will also be subject to information reporting with respect to payments on the notes and proceeds from the sale or other disposition of the notes, unless such U.S. Holder is a corporation or other exempt recipient and appropriately establishes that exemption.

Material U.S. Federal Tax Considerations for Non-U.S. Holders

The following is a general discussion of material U.S. federal income tax considerations relating to the exchange of original notes for exchange notes or the ownership and disposition of the exchange notes by a Non-U.S. Holder. For purposes of the following discussion, interest on the exchange notes, and gain on the sale, exchange, retirement or other disposition of the exchange notes, will be considered “U.S. trade or business income” of a Non-U.S. Holder if such income or gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder.

Taxation of Interest

Generally, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of interest paid on the notes if the interest qualifies for the “portfolio interest exemption.” This will be the case if each of the following requirements is satisfied:

•	the interest is not U.S. trade or business income;

•	the Non-U.S. Holder does not actually or constructively own 10% or more of our voting stock;

•	the Non-U.S. Holder is not a controlled foreign corporation, within the meaning of the Code, that is actually or constructively related to us; and

•	the Non-U.S. Holder provides the withholding agent with the appropriate certification.

The certification requirement generally will be satisfied if the Non-U.S. Holder provides the withholding agent with a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a U.S. person. Prospective Non-U.S. Holders should consult their tax advisors regarding alternative methods for satisfying the certification requirement.

If the portfolio interest exemption is not satisfied with respect to a Non-U.S. Holder, a 30% withholding tax will apply to interest paid on the notes to such Non-U.S. Holder, unless another exemption is applicable. For example, an applicable income tax treaty may reduce or eliminate such tax, in which event a Non-U.S. Holder claiming the benefit of such treaty must provide the withholding agent with a properly executed IRS Form W-8BEN (or suitable substitute or successor form). Alternatively, an exemption applies if the interest is U.S. trade or business income and the Non-U.S. Holder provides an appropriate statement to that effect on IRS Form W-8ECI (or suitable substitute or successor form). In the latter case, such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to all income from the notes in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations could be subject to a branch profits tax with respect to interest income on the notes that is U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Sale, Exchange, Retirement or Other Disposition of the Notes

Generally, a Non-U.S. Holder will not be subject to U.S. federal income tax on gain realized upon the sale, exchange, retirement or other disposition of a note, unless (i) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met or (ii) the gain is U.S. trade or business income. If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the note) exceed capital losses allocable to U.S. sources. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, Non-U.S. Holders that are corporations could be subject to a branch profits tax with respect to such gain that is U.S. trade or business income at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Information Reporting and Backup Withholding

Certain Non-U.S. Holders may be subject to information reporting and backup withholding with respect to payments on the notes. Treasury regulations provide that such information reporting and backup withholding generally will not apply to payments on the notes to a Non-U.S. Holder if such Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury or otherwise establishes an exemption, provided that the payor does not have actual knowledge that such Non-U.S. Holder is a U.S. person or that any other conditions of the exemption are not, in fact, satisfied.

Additional information reporting and backup withholding requirements with respect to the payment of the proceeds from the disposition of a note by a Non-U.S. Holder are as follows:

•	If the proceeds are paid to or through the U.S. office of a broker, they generally will be subject to information reporting and backup withholding unless the Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury or otherwise establishes an exemption.

•	If the proceeds are paid to or through a non-U.S. office of a broker that is neither a U.S. person nor a foreign person with certain specified U.S. connections (a “U.S. related person”), they will generally not be subject to information reporting or backup withholding.

•	If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a U.S. related person, they generally will be subject to information reporting (but not backup withholding) unless the Non-U.S. Holder certifies that it is not a U.S. person under penalties of perjury or otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally will be allowed as a refund or a credit against such Non-U.S. Holder’s U.S. federal income tax liability, provided that the required procedures are followed.

In addition to the foregoing, the amount of interest paid on or with respect to the notes held by each Non-U.S. Holder during each calendar year and the amount of tax, if any, withheld from such payments must be reported to such Non-U.S. Holder and the IRS. Copies of the information returns reporting such interest and withholding also may be made available by the IRS to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and for a period of not less than 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until August 24, 2005, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of not less than 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and to indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the exchange notes will be passed upon by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters with respect to Church & Dwight Company, a Wyoming corporation and a Subsidiary Guarantor, will be passed upon by Hathaway & Kunz, Cheyenne, Wyoming.

EXPERTS

The financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Delaware. Church & Dwight Co., Inc. is organized under the laws of the State of Delaware. The General Corporation Law of the State of Delaware, as amended (the “GCL”), provides that a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action or suit brought by or in the right of the corporation, indemnification of any director, officer, employee and other agent against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit is permitted if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Article Seventh of the Church & Dwight Co., Inc.’s Restated Certificate of Incorporation provides for the indemnification of directors, officers, employees and agents of the registrant to the maximum extent permitted by the Delaware General Corporation Law.

Under the GCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the corporation or, if serving in such capacity at the request of the corporation, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the GCL. Church & Dwight Co., Inc.’s Restated Certificate of Incorporation permits it to purchase insurance on behalf of such person against any liability asserted against him and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify him against such liability under the GCL. Article Seventh of Church & Dwight Co., Inc.’s Restated Certificate of Incorporation authorizes the purchase of such insurance, and the Registrant has purchased directors and officers liability insurance. A Delaware corporation also may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (3) under Section 174 of the GCL, or (4) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Registrant’s Restated Certificate of Incorporation includes such a provision.

Wyoming. Church & Dwight Company is organized under the laws of the State of Wyoming. Section 17-16-851 of the Wyoming Business Corporation Act (“WBCA”) provides that a corporation may indemnify a director in who is a party to a proceeding because such person is a director if such person (i) acted in good faith, (ii) reasonably believed that the conduct at issue was in, or at least not opposed to, the corporation’s best interests, and (iii) in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. Indemnification also is permitted by the WBCA for such conduct for which broader indemnification has been made permissible or obligatory by the corporation’s articles of incorporation, except with respect to: receipt of a financial benefit to which such person is not entitled; intentional infliction of harm to the corporation or its shareholders; certain unlawful distributions; and an intentional violation of criminal law. WBCA Section 17-16-851(d) provides that unless ordered to do so by a court, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the certain standard of conduct for indemnification under Section 17-16-851; or (ii) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled.

WBCA Section 17-16-852 provides for mandatory indemnification of a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director, against reasonable expenses incurred in connection with the proceeding. WBCA Section 17-16-856 provides that an officer may be indemnified to the same extent as a director, and if the officer is not also a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract; however, officers may not be indemnified for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or for liability arising out of conduct that constitutes: receipt of a financial benefit to which the officer is not entitled; an intentional infliction of harm on the corporation or its shareholders; or an intentional violation of criminal law.

Article XII of the Bylaws of Church & Dwight Company provides that the company will indemnify directors and officers of the company against all costs, expenses and liabilities, including attorney’s fees, reasonably incurred by or imposed upon any such person in connection with or arising out of any claim or action, suit or proceeding, civil or criminal, in which he may be or become involved by reason of such person’s being or having been a director or officer of the corporation, or of any other corporation in which such person served as a director or officer at the request of the corporation. The company may not, however, indemnify such director or officer with respect to any matters as to which such person shall be finally adjudged to be liable for negligence or misconduct in the performance of duty. In the case of payments made in settlements and compromises, indemnification may be had only if the board of directors finds that such director or officer has not been derelict in the performance of such person’s duties. The bylaws require that a majority of a quorum or directors making such a determination be unaffected by self-interest in the matter. If the board of directors refuses to act or is unable to act due to the self-interest of some or all of its members, such indemnification may be had only if based upon an opinion of counsel that the standards set forth above have been satisfied.

WBCA Section 17-16-857 provides that a corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation or who, while serving in such a capacity, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another entity, against liability asserted against or incurred by such person in that capacity or arising from his status as director or officer whether or not the corporation would have the power to indemnify such person under the statute. Church & Dwight Co., Inc.’s directors and officers and liability insurance policy covers directors and officers of Church & Dwight Company.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits

Unless otherwise noted, the file number for all Company filings with the Securities and Exchange Commission referenced below is 1-10585.

Exhibit Number
3.1	Church & Dwight Company Articles of Incorporation.(2)

3.2	Church & Dwight Company Bylaws, as amended.(2)

4.1	Indenture, dated as of December 22, 2004, by and among Church & Dwight Co., Inc., Church & Dwight Company and The Bank of New York, as Trustee. Includes form of exchange note.(1)

4.2	Registration Rights Agreement, dated as of December 22, 2004, by and among Church & Dwight Co., Inc., Church & Dwight Company, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc.(2)

5.1	Opinion of Morgan, Lewis & Bockius LLP.(2)

5.2	Opinion of Hathaway & Kunz, P.C.(2)

12.1	Computation of ratio of earnings to fixed charges.(2)

23.1	Consent of Independent Registered Public Accounting Firm.(2)

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 above).

23.3	Consent of Hathaway & Kunz, P.C. (included in Exhibit 5.2 above).

24.1	Power of Attorney (included on the signature page of this registration statement).(2)

25.1	Statement of eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the Bank of New York, as Trustee.(2)

99.1	Form of Letter of Transmittal.(2)

99.2	Form of Notice of Guaranteed Delivery.(2)

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.(2)

99.4	Form of Letter to Clients.(2)

99.5	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.(2)

(1)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 27, 2004.
(2)	Previously filed.

Item 22. Undertakings.

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Church & Dwight Co., Inc.’s annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of the receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on May 24, 2005.

CHURCH & DWIGHT CO., INC.

By:	/s/ ZVI EIREF
Zvi Eiref Vice President Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

* James R. Craigie	President, Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2005

/S/ ZVI EIREF Zvi Eiref	Vice President Finance and Chief Financial Officer (Principal Financial Officer)	May 24, 2005

* Gary P. Halker	Vice President Finance and Treasurer (Principal Accounting Officer)	May 24, 2005

* T. Rosie Albright	Director	May 24, 2005

* Robert H. Beeby	Director	May 24, 2005

* Robert A. Davies, III	Director	May 24, 2005

* Rosina B. Dixon	Director	May 24, 2005

* J. Richard Leaman, Jr.	Director	May 24, 2005

* Robert D. LeBlanc	Director	May 24, 2005

* John D. Leggett, III	Director	May 24, 2005

* John F. Maypole	Director	May 24, 2005

* Robert A. McCabe	Director	May 24, 2005

* Dwight C. Minton	Director	May 24, 2005

* Lionel L. Nowell	Director	May 24, 2005

* Burton B. Staniar	Director	May 24, 2005

* John O. Whitney	Director	May 24, 2005

*By:	/S/ ZVI EIREF
Zvi Eiref
Vice President Finance and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on May 24, 2005.

CHURCH & DWIGHT COMPANY

By:	/S/ ZVI EIREF
Zvi Eiref
Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

* James R. Craigie	President (Principal Executive Officer)	May 24, 2005

/S/ ZVI EIREF Zvi Eiref	Vice President and Treasurer (Principal Financial and Accounting Officer and Director)	May 24, 2005

* Andrew C. Forsell	Secretary	May 24, 2005

* Susan E. Goldy	Assistant Secretary	May 24, 2005

* Gary P. Halker	Director	May 24, 2005

*By:	/S/ ZVI EIREF
Zvi Eiref Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number
3.1	Church & Dwight Company Articles of Incorporation.(2)

3.2	Church & Dwight Company Bylaws, as amended.(2)

4.1	Indenture, dated as of December 22, 2004, by and among Church & Dwight Co., Inc., Church & Dwight Company and The Bank of New York, as Trustee. Includes form of exchange note.(1)

4.2	Registration Rights Agreement, dated as of December 22, 2004, by and among Church & Dwight Co., Inc., Church & Dwight Company, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc.(2)

5.1	Opinion of Morgan, Lewis & Bockius LLP.(2)

5.2	Opinion of Hathaway & Kunz, P.C.(2)

12.1	Computation of ratio of earnings to fixed charges.(2)

23.1	Consent of Independent Registered Public Accounting Firm.(2)

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 above).

23.3	Consent of Hathaway & Kunz, P.C. (included in Exhibit 5.2 above).

24.1	Power of Attorney (included on the signature page of this registration statement).(2)

25.1	Statement of eligibility of Trustee under the Trust Indenture Act of 1939 on Form T-1 of the Bank of New York, as Trustee.(2)

99.1	Form of Letter of Transmittal.(2)

99.2	Form of Notice of Guaranteed Delivery.(2)

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.(2)

99.4	Form of Letter to Clients.(2)

99.5	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.(2)

(1)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 27, 2004.
(2)	Previously filed.